UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Owens & Minor, Inc.

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2021 PROXY STATEMENT

Owens & Minor™

Empowering Our Customers To Advance Healthcare™

9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
(804) 723-7000

March 17, 2021

Dear Shareholders:

It is a pleasure to invite you to the Owens & Minor, Inc. Annual Meeting of Shareholders on Thursday, April 29, 2021 at 9:00 a.m. Eastern Time. Due to ongoing concerns regarding the COVID-19 virus, the Annual Meeting will be held in a virtual meeting format only, via the Internet. Additionally, we believe that a virtual meeting allows us to make participation accessible for shareholders from any geographic location while reducing the costs and environmental impact associated with holding an in-person meeting. Information regarding attending the virtual Annual Meeting can be found on page 51 of the Proxy Statement.

The Notice of 2021 Annual Meeting of Shareholders and Proxy Statement describe the items of business for the meeting. In addition to considering these matters, we will review significant accomplishments and events since our last shareholders’ meeting as well as future opportunities and initiatives we intend to pursue. Our Board of Directors and management team will be there to discuss items of interest and to answer any questions.

The Notice of 2021 Annual Meeting of Shareholders contains instructions on how to access our proxy materials and our 2020 Annual Report/Form 10-K over the Internet as well as how shareholders can receive paper copies of such documents, if they so desire.

You may vote your shares via the Internet or by telephone or, if you prefer, you may request paper copies of the proxy materials and submit your vote by mail by following the instructions on the proxy card. We encourage you to vote via the Internet. Whichever method you choose, your vote is important so please vote as soon as possible. All of us at Owens & Minor appreciate your continued interest and support.

Warm regards,

Mark A. Beck

Chair of the Board of Directors

Owens & Minor, Inc.

WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING,

THE BOARD OF DIRECTORS URGES YOU TO VOTE.

Proxy Statement

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly, as instructed in the Notice Regarding the Availability of Proxy Materials, by the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet.

Notice of Annual Meeting of Shareholders

To Be Held Thursday, April 29, 2021

TO THE SHAREHOLDERS OF OWENS & MINOR, INC.:

The Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) will be held on Thursday, April 29, 2021 at 9:00 a.m. EDT in a virtual meeting format only, via the Internet. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.meetingcenter.io/294274694 you must enter the 15-digit control number found on your proxy card, voting instruction form or notice you previously received. We encourage you to access the meeting in advance of the designated start time.

The purposes of the meeting are:

1.	To elect the eight directors named in the attached Proxy Statement, each for a one-year term and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers; and

4.	To transact any other business properly before the Annual Meeting.

Shareholders of record as of March 5, 2021 will be entitled to vote at the Annual Meeting.

Your attention is directed to the attached Proxy Statement. The Notice Regarding the Availability of Proxy Materials is being distributed on or about March 17, 2021. This Proxy Statement, the proxy card and Owens & Minor’s 2020 Annual Report/Form 10-K are being furnished on the Internet on or about March 17, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

NICHOLAS J. PACE

Executive Vice President, General Counsel &

    Corporate Secretary

Owens & Minor, Inc.    ●    2021 Proxy Statement            i

Street Address	Mailing Address
9120 Lockwood Boulevard	P.O. Box 27626
Mechanicsville, Virginia 23116	Richmond, Virginia 23261-7626

Proxy Statement

Annual Meeting of Shareholders

to be held on April 29, 2021

About the Meeting

When and Where the Annual Meeting Will Be Held

The Annual Meeting will be held virtually on Thursday, April 29, 2021 at 9:00 a.m. EDT at www.meetingcenter.io/294274694 through a live webcast. We have adopted a virtual format for our Annual Meeting to ensure the health and well-being of our teammates, directors and shareholders in the current COVID-19 environment. Additionally, we believe that a virtual meeting allows us to make participation accessible for shareholders from any geographic location with Internet connectivity, while reducing costs and environmental impact associated with holding and arranging for an in-person meeting.

How to Attend the Virtual Annual Meeting

Shareholders at the close of business on March 5, 2021 (the “Record Date”) have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting at www.meetingcenter.io/294274694, registered shareholders must enter the 15-digit control number found in the shaded bar on your Notice of Internet Availability or proxy card. The password for the meeting is OMI2021. Further information regarding attending the virtual Annual Meeting can be found at page 51 of this Proxy Statement.

What You Are Voting On

Proxies are being solicited by the Board of Directors for purposes of voting on the following proposals and any other business properly brought before the meeting:

Proposal 1:	Election of the eight directors named in this Proxy Statement, each for a one-year term and until their respective successors are elected and qualified.
Proposal 2:	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
Proposal 3:	Advisory vote to approve the compensation of our named executive officers (the “Say on Pay Proposal”).

Who is Entitled to Vote

Shareholders of Owens & Minor, Inc. (the “Company” or “Owens & Minor”) as of the close of business on March 5, 2021 (the “Record Date”) are entitled to vote. Each share of the Company’s common stock (“Common Stock”) is entitled to one vote with respect to each matter to be voted upon at the meeting. As of March 5, 2021, 73,504,099 shares of Common Stock were issued and outstanding.

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About the Meeting

How to Vote

You can vote via the Internet, by telephone or by mail.

By Internet.    You may vote via the Internet by following the specific instructions on the Notice of Internet Availability of Proxy Materials. Shareholders who have requested a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card. We encourage you to vote via the Internet. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote via the Internet.

By Telephone.    You may vote by telephone by calling the toll-free number on the proxy card and following the instructions. Shareholders will need to have the control number that appears on their notice available when voting. If your shares are held by your bank or broker in street name, please refer to the instruction form that you receive from your bank or broker or contact your bank or broker to determine whether you will be able to vote by telephone.

By Mail.    Shareholders who have requested a paper copy of a proxy card by mail may submit proxies by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

However you choose to vote, you may revoke a proxy prior to the meeting by (1) submitting a subsequently dated proxy by any of the methods described above, (2) giving notice in writing to the Corporate Secretary of the Company or (3) voting at the virtual meeting (attendance at the meeting will not itself revoke a proxy).

What Happens if You Do Not Make Selections on Your Proxy

If your proxy contains specific voting instructions, those instructions will be followed. However, if you sign and return your proxy card by mail or submit your proxy by telephone or via the Internet without making a selection on one or more proposals, you give authority to the individuals designated on the proxy card to vote on the proposal(s) for which you have not made specific selections or given instructions and any other matter that may arise at the meeting. If no specific selection is made or instructions given, it is intended that all proxies that are signed and returned or submitted via telephone or Internet will be voted “FOR” the election of all nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm in 2021, and “FOR” the approval of the Say on Pay Proposal.

Whether Your Shares Will be Voted if You Don’t Provide Your Proxy

Whether your shares will be voted if you do not provide your proxy depends on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name, and you do not provide your proxy, your shares will not be represented at the meeting, will not count toward the quorum requirement, which is explained below, and will not be voted.

If you own your shares of Common Stock in street name, your shares may be voted even if you do not provide your broker with voting instructions. Brokers have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their beneficial owner customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

The Company believes that only the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021 is a routine matter for which brokerage firms will have discretionary voting power if you do not give voting instructions with respect to this proposal. The proposal to elect directors and the Say on Pay Proposal, are non-routine matters for which brokerage firms will not have discretionary voting power and for which specific voting instructions from their customers are required. As a result, brokerage firms will not be allowed to vote on these non-routine matters on behalf of their customers if the customers do not return specific voting instructions.

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About the Meeting

What Constitutes a Quorum

A majority of the outstanding shares of Common Stock present or represented by proxy constitutes a quorum. A quorum is required to conduct the Annual Meeting. If you vote your proxy, you will be considered part of the quorum. Abstentions and shares held by brokers or banks in street name (“broker shares”) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

The Vote Required to Approve Each Item

Election of Directors.    The affirmative vote of a majority of the votes cast at the meeting is required for the election of each director. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of this vote.

Ratification of Appointment of KPMG LLP.    The appointment of KPMG LLP will be ratified if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions will not be counted as votes cast on this proposal and will have no effect on the results of this vote. There should be no broker non-votes because this is considered a routine matter under the rules of the NYSE.

Advisory Vote to Approve the Say on Pay Proposal.    The compensation of our executive officers named in the Summary Compensation Table will be approved on an advisory basis if the votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” this proposal. Abstentions and broker non-votes will not be counted as votes cast on this proposal and will have no effect on the results of this vote.

How to Obtain a Paper Copy of the Proxy Materials

Shareholders will find instructions about how to obtain a paper copy of the proxy materials on the notice they received in the mail about the Internet availability of proxy materials.

What it Means if You Get More Than One Notice about the Internet Availability of Proxy Materials

Your shares are probably registered differently or are held in more than one account. Please vote all proxies to ensure that all your shares are voted. Also, please have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, Computershare, Inc., at 1-866-252-0358.

Costs of Soliciting Proxies

Owens & Minor will pay all costs of this proxy solicitation. The Company has retained Georgeson, LLC to aid in the distribution and solicitation of proxies for approximately $7,500 plus expenses. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their expenses in forwarding proxy and solicitation materials.

Owens & Minor, Inc.    ●    2021 Proxy Statement            3

Corporate Governance

General.    The Company is managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. Each year, we review our corporate governance policies and practices relative to applicable laws, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder or adopted by the Securities and Exchange Commission (“SEC”) and the NYSE, the exchange on which the Common Stock is listed, as well as the policies and practices recommended by groups and authorities active in corporate governance.

Corporate Governance Materials.    The Company’s Bylaws, Corporate Governance Guidelines, Code of Honor and the charters of the Audit Committee, the Compensation & Benefits Committee (the “Compensation Committee”), and the Governance & Nominating Committee are available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The information available on, or that can be accessed through, our website is not a part of, or incorporated by reference into, this Proxy Statement.

Code of Honor.    The Board of Directors has adopted a Code of Honor that is applicable to all teammates of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as the members of the Board of Directors. We would post any amendments to or waivers from our Code of Honor (to the extent applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, any other executive officer or any director) on our website http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab.

Director Independence.    The Board of Directors has determined that the following Board members and/or nominees are “independent” within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines: Aster Angagaw, Mark A. Beck, Gwendolyn M. Bingham, Robert J. Henkel, Stephen W. Klemash, Mark F. McGettrick, Eddie N. Moore, Jr., Michael C. Riordan, and Robert C. Sledd. To assist it in making determinations of independence, the Board has adopted categorical standards which are included in the Company’s Corporate Governance Guidelines available on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab. The Board has determined that all directors and/or nominees identified as independent in this Proxy Statement meet these standards.

Structure and Leadership of the Board.    The Board of Directors does not have a firm policy with respect to the separation of the offices of Chair of the Board and the Chief Executive Officer. Instead, the Board believes that it is in the best interests of the Company for the Board to make this determination as part of the succession planning process when it selects a new Chief Executive Officer or when a Chair ceases his or her service on the Board. At this juncture, the Board believes that the separation of the Chair and Chief Executive Officer roles currently serves the best interests of the Company by allowing a non-executive, independent director to lead the Board while our current Chief Executive Officer focuses on the Company’s performance, day-to-day operations, customer service, teammate engagement and the implementation of strategic initiatives.

Our Corporate Governance Guidelines also provide for the annual election of a lead independent director by our non-management directors in the event that the Chair is not independent. The lead independent director primarily presides at Board meetings in the absence of the Chair, presides at meetings of the independent directors, serves as the principal liaison between the independent directors and the Chair and Chief Executive Officer, and advises the Chair with respect to agendas and information requirements relating to the Board and committee meetings. The Board believes that the lead independent director, when the Chair is not independent, enhances communications between Board members (including the Chair) and committees as well as the overall functioning of the Board’s leadership.

Majority Vote Requirement for Election of Directors.    The Company’s Bylaws and Corporate Governance Guidelines provide for the election of directors by majority vote in uncontested elections. Under the Company’s Corporate Governance Guidelines, with respect to director nominations, the Board will only nominate those incumbent directors who submit irrevocable resignations effective upon the failure of such director nominee to receive the required vote for re-election and Board’s acceptance of such resignation. In the event an incumbent director fails to receive a majority of the votes cast, the Governance & Nominating Committee (or such other committee designated by the Board) will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the resignation, taking into account the Governance & Nominating Committee’s recommendation, and publicly disclose its decision regarding the resignation, including, if applicable, its rationale for rejecting a resignation, in a press release and an appropriate disclosure with the SEC within 90 days following certification of the election results. The Governance & Nominating Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

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Corporate Governance

The Board’s Role in Risk Oversight.    The Board of Directors currently administers its risk oversight function through the full Board and not through a separate risk committee of the Board. However, each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee oversees the specific financial, compensation, compliance and governance risks, respectively, relating to its functions and responsibilities and reports on these matters to the full Board. The Board performs its risk oversight function through regular reporting by the Board committees as well as the officers and management-level personnel who supervise the day-to-day risk management activities of the Company, including an enterprise risk steering committee comprised of senior leaders of the Company.

Annual Performance Evaluation.    The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance & Nominating Committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board can improve.

Board Diversity.    Consistent with the Company’s Corporate Governance Guidelines, the Governance & Nominating Committee seeks to select Directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Governance & Nominating Committee and the Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership. Twenty-five percent of our Director nominees are women and/or ethnically diverse.

Report of the Governance & Nominating Committee

The Governance & Nominating Committee is composed of six directors, all of whom are independent. The Governance & Nominating Committee met five times during 2020. In performing the various duties and responsibilities outlined in its charter, the Governance & Nominating Committee, among other things, received regular reports on the Company’s enterprise quality and regulatory compliance; reviewed and approved changes to its charter and the Corporate Governance Guidelines; reviewed and assessed the Company’s director compensation program relative to comparable peer companies, including appropriate compensation for the non-executive Chair of the Board; and led the annual Board assessment process. During 2020, the Committee reviewed and along with the full Board devoted time to management succession planning, including the review and approval of updates to the CEO emergency replacement plan and, in conjunction with the Compensation Committee, reviewed the performance of the Chief Executive Officer. Also during 2020, the Committee undertook oversight of the Company’s environmental, social and governance programs.

Due to the upcoming retirement of two directors during 2021, the Committee devoted considerable time and attention to director succession planning, which included the engagement with an outside consulting firm to assist in the identification and strategic recruitment of directors possessing the qualities, character, experience and expertise that will contribute to the leadership and success of the Company.

THE GOVERNANCE & NOMINATING COMMITTEE

Eddie N. Moore, Jr., Chair
Aster Angagaw
Mark A. Beck
Gwendolyn M. Bingham
Robert J. Henkel
Michael C. Riordan

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Corporate Governance

Environmental, Social and Governance

The world has changed since Owens & Minor’s founding in 1882, but one constant over the years is our commitment to taking care of our teammates, customers and the communities in which we operate. Owens & Minor is committed to conducting our business in an environmentally friendly, socially conscious and sustainable manner.

In 2020 we formalized our environmental, social and governance (“ESG”) program as discussed below and in 2021, we expect to advance our commitment to ESG by performing an ESG materiality assessment and further developing our program. This assessment will help us identify our priority ESG topics that are salient for our Company and our ability to create long-term value. These priority ESG topics will also serve as the foundation for our ESG strategy and inaugural ESG report, which we expect to publish this year.

In the sections below, we have provided an overview of how Owens & Minor is beginning to integrate ESG practices across our governance, operations, supply chain and communities in which we operate.

Our Values

Our values reflect our commitment to our customers, our teammates, the environment and the communities where we live and work. They embody “IDEAL” behavior — Integrity, Development, Excellence, Accountability and Listening. All Owens & Minor teammates are responsible for embodying these values every day.

GOVERNANCE

We maintain a Code of Honor (the “Code”) that sets forth the standards and guidelines for ethical behavior expected of everyone who works for and with our company. The Code is core to our mission and values. We require that every Owens & Minor teammate and member of our Board of Directors pledge to abide by the standards set forth by the Code. The Code addresses a variety of topics, including our expectations related to diversity and equal opportunity employment, data privacy, fair compensation and anti-bribery.

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Corporate Governance

ESG Governance

In 2020, our executive leadership together with a subcommittee of Board members began defining our ESG governance, strategy and accountability structure. It is expected that the Governance & Nominating Committee will oversee the development and implementation of Owens & Minor’s ESG strategy and this Committee’s charter will be amended in 2021 to include information regarding our ESG strategy and governance.

In addition, leadership has designated an ESG team comprised of teammates from functions across the company to develop the ESG strategy. Representatives from Investor Relations, Human Resources, Supply Chain, Community Engagement, Environment, Health and Safety, Compliance and Legal as well as other functions are expected to contribute to this effort.

Ethics and Compliance

We have combined social compliance and environmental sustainability into one overarching Corporate Responsibility Policy Statement that demonstrates our commitment to our teammates, suppliers, shareholders, and customers. Among other issues, the Statement includes topics such as business integrity, code of honor, anti-bribery and corruption and protections against child labor and forced labor practices. The Statement can be found on our website at “Corporate Governance” in the “Investor Relations” tab.

OPERATIONS

Environment, Health and Safety

Environmental Initiatives

We are committed to environmentally responsible business practices and conducting business in compliance with applicable environmental laws, rules, and regulations. We aim to comply with all relevant regulatory standards pertaining to air emissions, storm water and pollution prevention under the U.S. EPA and other global authorities. We have also developed environmental initiatives that focus on reducing our impact across our manufacturing sites and vehicle fleets.

At our manufacturing sites, we strive to eliminate waste, reduce our carbon footprint and increase the use of renewable energy. A majority of our global manufacturing sites have measured greenhouse gas emissions (“GHG”), water and waste data annually since 2015 and use this data to implement site-level goals and initiatives to reduce their environmental footprint. In addition, several sites have established site-level goals, including commitments to zero waste-to-landfill and sourcing 100% renewable energy. Several manufacturing sites are also in the process of obtaining ISO 14001 certification for their environmental management systems.

From a vehicle fleet perspective, Owens & Minor uses a combination of owned fleet and contract carriers to conduct deliveries from our distribution centers to customers. Our Field Operations team focuses on fuel efficiency initiatives including route optimization and replacing equipment regularly to reduce our fuel consumption.

Health and Safety Initiatives

The safety of our teammates is paramount to our success. We are committed to providing a work environment that empowers all teammates to make safe choices and leave work safely each day. A substantial part of our workforce is comprised of teammates who work in distribution centers and manufacturing facilities, operating equipment and machinery and performing physical labor.

Across our manufacturing and distribution center operations, we have a Safety Management System (“SMS”) to standardize safety procedures and to improve performance. We continuously assess the health and safety risks our teammates face in their jobs, and we work to mitigate those risks using our SMS through job hazard assessments, Behavior Based Safety (“BBS”) protocols, teammate engagement programs, and internal safety inspections.

Moreover, in 2020, we established a Global Safety & Risk Council to bring together all Owens & Minor business units to share best practices, standardize compliance procedures and strengthen the Company’s safety culture. Our commitment to safety and investments in training has led to a 71% reduction in our Total Recordable Incident Rate (“TRIR”) for our manufacturing and distribution center operations since 2018.

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Corporate Governance

Our COVID-19 Safety Measures

Our first and foremost priority is always teammate safety. We have established a COVID-19 Steering Committee which is responsible for establishing and overseeing implementation of COVID-19 protocols across the Company, including usage of PPE, social distancing, limiting the number of visitors, temperature checks, testing and most recently, vaccination availability. The Committee members meet on a weekly basis with Operations and Distribution leaders to track cases and provide resources necessary for our teammates to continue producing and delivering life-saving medical products to health care systems globally.

Additional information on our COVID-19 response can be found in “Taking Care of Our Teammates” on page 26 of this Proxy Statement and on our website at https://www.owens-minor.com/COVID-19/.

Diversity and Inclusion

We are committed to fostering an empowering work environment that enables our teammates to thrive. Diversity and inclusion are a critical part of fulfilling our IDEAL Values and delivering on our mission. We actively participate in and support initiatives that promote diversity and inclusion in our workplace.

For example, in 2020, we created Teammate Resource Groups (“TRGs”) that provide space, resources and support for underrepresented identity groups. Our current TRGs include African American/Black, Veteran, LGBTQ+, Military, Women in Healthcare and Women in Tech TRGs.

We also embed diversity and inclusion in our teammate recruitment practices. Our diversity recruiting initiatives include actively partnering with Historically Black Colleges and Universities (“HBCUs”) to increase the visibility of Owens & Minor’s hiring opportunities for students and alumni. In addition, we are a proud military employer of choice and we partner with multiple military and Veteran organizations to support the service-members in our Company and communities.

We track and measure representation across gender and ethnic minority as part of our commitment to fostering an empowering work environment where every teammate can thrive, and are committed to increasing diversity in our workforce, particularly in leadership roles.

SUPPLY CHAIN

Supply Chain Integration into Supplier Standards

We believe that good corporate citizenship by our Company and those we do business with is essential to our long-term business success. We engage in business globally and work with third-party suppliers across our global supply chain. We maintain Supplier Social Compliance Standards (“SSCS”) to hold our third-party suppliers accountable to our expectations. These standards communicate our values and address our expectation of our suppliers with respect to health and safety, environmental impact, prohibition of child or forced labor, working conditions, freedom of association and collective bargaining, anti-discrimination, integrity and conflict minerals.

Our Social Compliance Leadership Committee oversees the implementation of our SSCS internally and externally within our supply chain. This Committee also oversees the auditing and due diligence of suppliers, conducts trainings to educate teams across manufacturing, supply chain and procurement and raises awareness of trends and issues related to global social compliance.

We are also committed to advancing supplier diversity by working with minority, women, disabled and veteran owned businesses. We believe a thriving community of diverse suppliers generates innovation while contributing to the economic development of the communities in which we live and work.

COMMUNITIES

Community Engagement

We are active members of the communities where we operate. By contributing financially and through volunteer work, we help build stronger communities and create a better environment. We accomplish this in a number of ways, including direct

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Corporate Governance

contributions and corporate sponsorships to charitable organizations, specific programs designed to enrich our communities and community volunteer efforts. Our primary focus areas are:

•

Health and wellness: We strive to improve the quality of life for our teammates and the people in our communities by supporting organizations such as the Special Olympics, American Heart Association and American Cancer Society.

•

Education: The quality of an education ensures the growth of the future workforce and provides better opportunities for our community. We strive to strengthen programs by supporting Community in Schools, the Boys & Girls Club and local high schools.

•	Civic and community: We invest in our communities by providing opportunities for teammates to volunteer where they live and work, supporting organizations such as FeedMore and Red Cross of America.

Our teammates are active members of our larger, global communities through fundraising and volunteering with community groups. We actively engage our teammates to identify organizations to support through our Charitable Contribution Committee.

Our Path Forward

In 2021, we expect to reinforce our commitment to ESG through developing a formal strategy with focus areas and goals to track progress and an external report to increase transparency of our ESG initiatives.

We provide disclosures on our ESG efforts and relevant policies on our website at http://www.owens-minor.com under “Corporate Governance” in the “Investor Relations” tab.

Board Meetings

The Board of Directors held 16 meetings during 2020. All directors attended at least 75% of the meetings of the Board and committees on which they served. Our directors attend our Annual Meeting of shareholders unless there is compelling reason why they cannot. All of our directors in office at that time attended our 2020 Annual Meeting of Shareholders.

Under the Company’s Corporate Governance Guidelines, the independent directors meet in executive session after each regularly scheduled Board meeting. These meetings are chaired by our Chair who is elected annually by the non-management directors following the Annual Meeting of Shareholders. Shareholders and other interested parties may contact the Chair by following the procedures set forth in “Communications with the Board of Directors” on page 12 of this Proxy Statement.

Committees of the Board

The Board of Directors currently has the following committees, which the Board established to assist it with its responsibilities:

Audit Committee:    Oversees (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualification and independence of the Company’s independent registered public accounting firm, (iv) the performance of the Company’s independent registered public accounting firm and internal audit functions and (v) issues involving the Company’s ethical and legal compliance responsibilities. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accounting firm. The Board of Directors has determined that each of Messrs. McGettrick and Moore is an “audit committee financial expert,” as defined by SEC regulations and that each member of the Audit Committee is financially literate under NYSE listing standards. All members of the Audit Committee are independent as such term is defined under the enhanced independence standards for audit committees in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder as incorporated into the NYSE listing standards and under the Company’s Corporate Governance Guidelines. The Audit Committee met 10 times during 2020.

Compensation & Benefits Committee:    Administers executive compensation programs, policies and practices. Advises the Board on salaries and compensation of the executive officers and makes other studies and recommendations concerning

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Corporate Governance

compensation and compensation policies. May delegate authority for day-to-day administration and interpretation of compensation plans to certain senior officers of the Company (other than for matters affecting executive officer compensation and benefits). All members of the Compensation Committee are independent within the meaning of the enhanced NYSE listing standards and the Company’s Corporate Governance Guidelines and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee met six times during 2020.

Governance & Nominating Committee:    Considers and recommends nominees for election as directors and officers and nominees for each Board committee. Reviews and recommends changes to director compensation. Reviews and evaluates the procedures, practices and policies of the Board and its members and leads the Board in its annual self-review. Oversees the governance of the Company, including reviewing and recommending changes to the Corporate Governance Guidelines. Conducts succession planning for senior management. All members of the Governance & Nominating Committee are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Governance & Nominating Committee met five times during 2020.

Executive Committee:    Exercises limited powers of the Board when the Board is not in session. The Executive Committee did not meet during 2020.

Board Committee Membership

Director	Board		Audit		Compensation & Benefits		Executive		Governance & Nominating
Aster Angagaw**	X								X
Mark A. Beck	X	*			X		X	*	X
Gwendolyn M. Bingham	X				X				X
Robert J. Henkel	X				X	*	X		X
Stephen W. Klemash**	X		X		X
Mark F. McGettrick	X		X	*	X		X
Eddie N. Moore, Jr.	X		X				X		X	*
Edward A. Pesicka	X						X
Michael C. Riordan	X		X						X
Robert C. Sledd	X		X
No. of Meetings in 2020	16		10		6		0		5

*	Chair of the Board of Directors or respective Committee.

**	Ms. Angagaw and Mr. Klemash were elected to the Board of Directors on March 1, 2021 and subsequently appointed to their respective Committees.

Director Compensation

The Governance & Nominating Committee reviews director compensation annually, and it is the responsibility of this committee to recommend to the Board of Directors any changes in director compensation. The Board of Directors makes the final determination with respect to director compensation. The Governance & Nominating Committee has the authority under its charter to retain outside consultants or advisors to assist it in gathering information and making decisions.

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the commitment of time directors must make in performing their duties, the level of skills required by the Company of its Board members and the market competitiveness of its director compensation levels. Additionally, from time to time, the Company performs a market review with respect to other leading companies of similar size to the Company and with respect to the Company’s peer group, under the supervision of the Governance & Nominating Committee, and upon recommendation of the Company’s independent compensation consultant, to determine the compensation arrangements for the independent directors of the Company. The table below sets forth the schedule of fees paid to non-employee directors for their annual retainer and service in various capacities on Board committees and in Board leadership roles. Employee directors do not receive any additional compensation for serving on the Board or any of its committees.

10            Owens & Minor, Inc.    ●    2021 Proxy Statement

Corporate Governance

Schedule of Director Fees

Type of Fee	Cash	Equity
Annual Retainer	$125,000	$125,000	(1)
Additional Annual Retainer for the Chair	60,000	N/A
Additional Annual Retainer for Audit Committee Chair	20,000	N/A
Additional Annual Retainer for Compensation Committee Chair	20,000	N/A
Additional Annual Retainer for Governance & Nominating Committee Chair	15,000	N/A

(1)	Restricted stock grant with one-year vesting period.

Directors may defer the receipt of all or part of their director fees under the Directors’ Deferred Compensation Plan. Amounts deferred are “invested” in bookkeeping accounts that measure earnings and losses based on the performance of a particular investment. Directors may elect to defer their fees into the following two subaccounts: (i) an account based upon the price of the Common Stock and (ii) an account based upon the current interest rate of the Company’s fixed income fund in its Retirement and Savings Plan (the “401(k) Plan”). Subject to certain restrictions, a director may take cash distributions from a deferred fee account either prior to or following the termination of his or her service as a director.

Director Compensation Table

The table below summarizes the actual compensation paid by the Company to non-employee directors who served during the year ended December 31, 2020.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Aster Angagaw(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark A. Beck	161,667	125,000	—	—	—	—	286,667
Gwendolyn M. Bingham	114,583	145,833	—	—	—	—	260,416
Robert J. Henkel	130,000	125,000	—	—	—	—	255,000
Stephen W. Klemash(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark F. McGettrick	145,000	125,000	—	—	—	—	270,000
Eddie N. Moore, Jr.	140,000	125,000	—	—	—	—	265,000
Michael C. Riordan	125,000	125,000	—	—	—	—	250,000
Robert C. Sledd	170,000	125,000	—	—	—	—	295,000

(1)	Includes amounts deferred by the directors under the Directors’ Deferred Compensation Plan.

(2)	The amounts included in the “Stock Awards” column are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718.

(3)	Option Awards were not granted to Directors in 2020.

(4)

The Stock Award amount of $125,000 equated to 17,242 shares of Restricted Stock based on the closing stock price of $7.25 on May 11, 2020, the date of grant. These shares vest on May 11, 2021. Upon her appointment to the Board on March 5, 2020, Ms. Bingham received a Stock Award in the amount of $20,833 which equated to 3,513 shares of Restricted Stock based on the closing price of $5.93 on that date. These shares vested on March 5, 2021.

(5)	Ms. Angagaw and Mr. Klemash were elected to the Board of Directors on March 1, 2021 and did not receive compensation during the year ended December 31, 2020.

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Corporate Governance

Stock Ownership Guidelines for Directors

The Company maintains stock ownership guidelines for its directors and modified those guidelines in 2018 to provide that each director shall attain, within five years after his or her service on the Board begins (or by May 8, 2023 for directors serving as of May 8, 2018), a level of equity ownership of Common Stock having a value of at least $325,000.

Director Nominating Process

Director Candidate Recommendations and Nominations by Shareholders.    The Governance & Nominating Committee charter provides that the Governance & Nominating Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance & Nominating Committee through the method described under “Communications with the Board of Directors” below. In addition, our Bylaws provide that any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate directors by complying with the notice procedures set forth in the Bylaws and summarized in “Shareholder Proposals” on page 50 of this Proxy Statement.

Process for Identifying and Evaluating Director Candidates.    The Governance & Nominating Committee evaluates all director candidates in accordance with the director qualification standards and the criteria described in our Corporate Governance Guidelines. These guidelines require the Governance & Nominating Committee on an annual basis to review and evaluate the requisite skills and characteristics of individual Board members and nominees as well as the composition of the Board as a whole. This assessment includes whether the member or candidate is independent and includes considerations of diversity, age, skills and experience in the context of the Board’s needs. The goal of the Governance & Nominating Committee is to have a Board whose membership reflects a mix of diverse skill sets, technical expertise, educational and professional backgrounds, industry experiences and public service as well as perspectives of different genders and ethnicities. The Governance & Nominating Committee reviews its annual assessment with the Board each year and, as new member candidates are sought, attempts to maintain and enhance the level of diverse backgrounds and viewpoints of directors constituting the Board. As part of the Board’s annual self-assessment process, the Board will consider the effectiveness of its overall composition and structure as well as its performance and functioning.

There are no differences in the manner in which the Governance & Nominating Committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The Governance & Nominating Committee did not receive any nominations from shareholders for the 2021 Annual Meeting.

Our Bylaws provide that no director nominee can stand for election if, at the time of appointment or election, the nominee is over the age of 72; however, on exceptional circumstances, the Board may waive on a temporary basis the director age limitations to allow a director to be appointed, elected and serve past age 72.

Proxy Access.    Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.10 of the Bylaws. No shareholder nominated a director candidate for the

2021 Annual Meeting.

Communications with the Board of Directors

The Board of Directors has approved a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties can send written communications to the Board, any committee of the Board, non-management directors as a group, the Chair, the lead director or any other individual director at the following address: P.O. Box 2076, Mechanicsville, VA 23116-2076. All communications will be relayed directly to the applicable director(s).

12            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 1: Election of Directors

Eight directors have been nominated for election to the Board of Directors for a one-year term expiring at the 2022 Annual Meeting of Shareholders or until their respective successors are elected. Each nominee has agreed to serve if elected and qualified. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve.

Our Bylaws currently provide that the Board of Directors shall consist of 10 directors and the Company intends to amend its Bylaws to provide for eight directors upon the election of the eight nominees in this Proxy Statement. The Governance & Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved, eight persons as nominees for election to the Board of Directors. At its meeting immediately following the 2021 Annual Meeting, the Board of Directors intends to amend the Bylaws to decrease the size of the Board of directors from 10 to eight directors to remove vacancies created by the departure of retiring directors Messrs. Moore and Sledd. Proxies cannot be voted for a greater number of directors than the number of nominees named.

Information on each nominee, including the particular experience, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of the Company, is set forth below.

Nominees for Election

Aster Angagaw
Principal Occupation: Former President, ServiceMaster Brands Age 57 Director since March 2021 Independent Director Committees: Governance & Nominating

Background:

Ms. Angagaw served as President, ServiceMaster Brands from May 2019 to October 2020 until ServiceMaster Brands was acquired by Roark Capital in October 2020. Prior to that from 2016 to 2018, Ms. Angagaw was Chief Executive Officer, Healthcare North America division of Sodexo, a global integrated food service and facilities management company with more than 6,000 employees across the U.S. and Canada. Prior to becoming CEO, Ms. Angagaw held the following positions with Sodexo, including Senior Vice President, Global Head of Sales and Business Development, Healthcare from 2015 to 2016, Group Vice President, Global Transformation from 2012 to 2015, Senior Vice President, Market Development, Business and Industries US from 2008 to 2012, Senior Vice President, Strategy, Planning & Quality, Business & Industries US from 2004 to 2008, and Vice President, Operations from 2000 to 2004. Prior to Sodexo, Ms. Angagaw held operational roles for The Wood Company and Spirit Cruises.

Qualifications:

The Board of Directors has nominated Ms. Angagaw to continue her service as a director of the Company based on her over 20 years of senior executive leadership experience with a successful record of accomplishments in operations, strategy and business development, organizational transformation, sales growth and customer retention.

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Proposal 1: Election of Directors

Mark A. Beck

Principal Occupation:

Co-founder and CEO of

B-Square Precision, LLC

Age 55

Director since 2019

Independent Director,

Chair of the Board

Committees:

Compensation &

Benefits, Executive,
Governance & Nominating

Background:

Mr. Beck serves as the Board’s Chair, a position he has held since September 2020, and is the co-founder and CEO of B-Square Precision, LLC, a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components. Previously, Mr. Beck served as President and Chief Executive Officer of JELD-WEN Holding, Inc. (JELD-WEN), one of the world’s largest door and window manufacturers, from November 2015 to February 2018, and was a director of JELD-WEN from May 2016 to February 2018. Prior to JELD-WEN, Mr. Beck served as an Executive Vice President at Danaher Corporation, leading Danaher’s water quality and dental platforms, beginning in April 2014. Previously, he spent 18 years with Corning Incorporated in a series of management positions with increasing responsibility, culminating in his appointment as Executive Vice President overseeing Corning’s environmental technologies and life science units in July 2012. Mr. Beck currently serves on the board of directors of IDEX Corporation. He formerly served on the board of directors of Dow-Corning Corporation from 2010 to 2014.

Qualifications:

The Board of Directors has nominated Mr. Beck to continue his service as a director based on his experience as a chief executive officer of a public company with significant international operations and his track-record of innovation and successfully integrating acquired businesses. His insights into the manufacturing industry, both domestic and international, bring a unique perspective to Owens & Minor’s Board that assists us strategically as we grow our proprietary product manufacturing and sales capabilities and seek to manage our many relationships with the manufacturing community globally.

Gwendolyn M. Bingham
Principal Occupation: Retired United States Army Lieutenant General (three-stars) Age 61 Director since March 2020 Independent Director Committees: Compensation & Benefits, Governance & Nominating

Background:

Lieutenant General (three-stars) Bingham retired in September 2019 from the United States Army following a 38-year career in the military. During her military career, LTG (retired) Bingham served as Department of the Army Assistant Chief of Staff for Installation Management from 2016 through her retirement in 2019. Previously, she was Commanding General, US Army Tank-Automotive and Armaments Lifecycle Management Command from 2014 to 2016; Commanding General, White Sands Missile Range from 2012 to 2014; Commandant, US Army Quartermaster School from 2010 to 2012; and Chief of Staff, Combined Arms Support Command and Sustainment Center of Excellence from 2008 to 2010. LTG (retired) Bingham holds numerous civic and military honors and was the first woman to hold numerous positions as a US Army General Officer including: the Army’s 51st Quartermaster General and Commandant of the US Army Quartermaster School, Fort Lee, Virginia; the Commanding General, White Sands Missile Range, New Mexico and as Commanding General, Tank-automotive and Armaments Life Cycle Management Command, Warren, Michigan.

Qualifications:

The Board of Directors has nominated LTG (retired) Bingham to continue her service as a director of the Company based on her over 20 years of senior executive leadership experience in complex logistics and supply chain management, resource management, environmental and energy matters, talent management and strategic planning. Additionally, LTG (retired) Bingham has unique experience in leading the Army’s most significant integrated material management center with manufacturing centers in multiple locations and personnel worldwide to support the Army’s efforts to sustain, prepare and transform its operations, which provides insight into the challenges faced in the business of global distribution and supply chain management.

14            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 1: Election of Directors

Robert J. Henkel

Principal Occupation:

President, Healthcare Transformation at the

THEO Executive Group

Age 66

Director since 2019

Independent Director

Committees:

Compensation & Benefits

(Chair), Executive,

Governance & Nominating

Background:

Mr. Henkel is President, Healthcare Transformation at the THEO Executive Group, since January 2019. Previously, Mr. Henkel served as President and Chief Executive Officer of Ascension Healthcare from 2012 to July, 2017, and was Chief Operating Officer of Ascension Healthcare from 2004 to 2011. Ascension Health, Inc. is the largest non-profit healthcare system in the United States and the world’s largest Catholic health system. During his 25-year tenure with Ascension Health, Mr. Henkel was Chair of the Ascension Innovation Counsel for Ascension Health, Inc. from July 2017 to 2019, and also served in a number of different roles including President of the Great Lakes and Mid-Atlantic States Operating Group. Prior to Ascension Health, Mr. Henkel held numerous executive leadership positions with other healthcare organizations, including the Daughters of Charity National Health System, St. Louis; Mount Sinai Medical Center, Miami Beach, Fla.; SSM Health Care in St. Louis; and Montefiore Medical Center, Bronx, New York. Mr. Henkel is a Life Fellow with the American College of Healthcare Executives and an adjunct professor of health policy and management with the University of Pittsburgh Graduate School of Public Health.

Qualifications:

The Board of Directors has nominated Mr. Henkel to continue his service as a director of the Company based on his extensive experience in the healthcare industry. Mr. Henkel brings deep leadership and management experience and insight both generally and specific to the healthcare industry, including unique strategic and operational experience from the healthcare industry. His unique perspective will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on global healthcare solutions and understand the challenges faced at multiple levels within the global healthcare marketplace.

Stephen W. Klemash
Principal Occupation: Lead Partner, Ernst & Young Americas Center for Board Matters Age 60 Director since March 2021 Independent Director Committees: Audit, Compensation & Benefits

Background:

Mr. Klemash has been a Partner with Ernst & Young LLP (EY) since 1997, and is currently the Lead Partner with the EY Americas Center for Board Matters (CBM), a position he has held since 2016. Prior to that Mr. Klemash held multiple Managing Partner positions for EY including from 2011 to 2016 East Central and Central Managing Partner of Accounts, from 2009 to 2011 East Central Region Managing Partner of Advisory, from 2007 to 2009 North Central Region Managing Partner of Assurance and Advisory Business Services and from 2002 to 2007 Pittsburgh Office Managing Partner. Prior to 2002, Mr. Klemash was an assurance practioner, from the date of his hire by EY in 1984, serving clients in a variety of industries. Mr. Klemash is a certified public accountant and member of the American Institute of Certified Public Accountants.

Qualifications:

The Board of Directors has nominated Mr. Klemash to serve as a director of the Company based on his extensive experience working with public companies, strong financial knowledge and breadth of experience in business consulting, accounting, risk management, and corporate governance. The Board believes that the Company will benefit from Mr. Klemash’s comprehensive knowledge of board governance including ESG criteria along with his accounting and general business advisory skills.

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Proposal 1: Election of Directors

Mark F. McGettrick

Principal Occupation:

Retired Executive

Vice President and

Chief Financial Officer of

Dominion Energy Inc.

Age 63

Director since 2018

Independent Director

Committees:

Audit (Chair),

Compensation &

Benefits, Executive

Background:

Mr. McGettrick retired in December 2018 as Executive Vice President and Chief Financial Officer of Dominion Energy Inc., a position he held since June 2009. In addition, Mr. McGettrick also previously served as Executive Vice President, Chief Financial Officer and a member of the board of directors of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream Partners, LP, from March 2014 until 2018. From January 2003 to 2009, Mr. McGettrick served as Chief Executive Officer of the company’s Dominion Generation operating segment. Mr. McGettrick joined Dominion Energy, Inc. in 1980 and during his tenure has held a variety of other management positions in distribution design, accounting, customer service and generation. He formerly served on the board of directors of Virginia Electric and Power Company and Dominion Energy Gas Holdings, LLC, which are wholly-owned subsidiaries of Dominion Energy, Inc.

Qualifications:

The Board of Directors has nominated Mr. McGettrick to serve as a director of the Company based on his background and breadth of experience in risk management, business planning, accounting, mergers and acquisitions and financial analysis through his service as a Chief Financial Officer of a large publicly-traded company. The Board of Directors has also designated Mr. McGettrick as an audit committee financial expert based on his strong financial knowledge and experience.

Edward A. Pesicka
Principal Occupation: President and Chief Executive Officer of Owens & Minor, Inc. Age 53 Director since 2019 Committees: Executive

Background:

Mr. Pesicka is the President and Chief Executive Officer of Owens & Minor, Inc. since March 2019. Previously Mr. Pesicka served as an independent consultant and advisor in the healthcare, life sciences and distribution industries since January 1, 2016. From January 2000 through April 2015, Mr. Pesicka served in various roles of increasing responsibility at Thermo Fisher Scientific Inc., including, most recently, Chief Commercial Officer and Senior Vice President from January 2014 to April 2015. Prior to that, he was President, Customer Channels at Thermo Fisher from July 2008 to January 2014 and President, Research Market from November 2006 to July 2008. Earlier in his career, Mr. Pesicka held various Vice President-level roles in Thermo Fischer Scientific’s finance department, serving as Chief Financial Officer of numerous divisions. Prior to Thermo Fisher Scientific, Mr. Pesicka spent eight years with TRW, Inc. in its finance department and three years with PricewaterhouseCoopers as an auditor.

Qualifications:

The Board of Directors has nominated Mr. Pesicka to serve as a director of the Company based upon his unique ability as President and Chief Executive Officer to communicate to and inform the Board about the Company’s day-to-day operations, implementation of strategic initiatives, and industry developments. The Board believes that Mr. Pesicka brings an important perspective on the Company’s current operations and ongoing relationships with customers and suppliers. Mr. Pesicka’s substantial experience and expertise in distribution, as well as the healthcare and life sciences industries, allow him to contribute valuable industry perspectives and strategic leadership to the Board.

16            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 1: Election of Directors

Michael C. Riordan
Principal Occupation: Former Co-Chief Executive Officer and Director of Prisma Health Age 62 Director since 2019 Independent Director Committees: Audit, Governance & Nominating

Background:

Mr. Riordan served as Co-Chief Executive Officer and Director of Prisma Health, the largest Health System in South Carolina, from November 2017 to June 2019. Prior to the formation of Prisma Health company in 2017, he served as the President and Chief Executive Officer for the Greenville Health System (“GHS”) from 2006 to 2016. Before joining GHS, he served as President and CEO of the University of Chicago Hospitals and Health System and as Chief Operating Officer for Emory University Hospital. Prior to that, Mr. Riordan held multiple administrative roles at Crawford Long Hospital in Atlanta, Georgia. He also served three years as an infantry officer in the United States Marine Corps.

Qualifications:

The Board of Directors has nominated Mr. Riordan to continue his service as a director of the Company based on his extensive experience in the healthcare industry. Mr. Riordan brings considerable leadership and management experience and insight specific to the healthcare industry, including unique strategic and operational experience from the healthcare industry. His unique perspective will benefit Owens & Minor as it continues to expand as a full-service partner for customers that focus on healthcare solutions and understand the challenges faced at multiple levels within the healthcare industry.

The Board of Directors recommends a vote FOR the election of each nominee as director.

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Proposal 1: Election of Directors

Retiring Directors

Effective immediately following the Annual Meeting, Messrs. Moore and Sledd’s respective terms will expire, at which time each of them will retire from the Board. The Company gratefully acknowledges and thanks Messrs. Moore and Sledd for their respective years of service on the Board and dedication to the Company, its shareholders and teammates.

Eddie N. Moore, JR.

Principal Occupation:

Retired President & Chief

Executive Officer of Norfolk
State University

Age 72

Director since 2005

Independent Director

Committees:

Audit, Executive,

Governance & Nominating

(Chair)

Mr. Moore retired in 2017 as President & Chief Executive Officer of Norfolk State University, a position he held since January 2015, after serving as the Interim President beginning in September 2013. From 2011 to 2012, he served as President of St. Paul’s College. He is President Emeritus of Virginia State University after serving as its President from 1993 to 2010. Prior to leading Virginia State University, Mr. Moore served as state treasurer for the Commonwealth of Virginia, heading the Department of the Treasury and serving on fifteen state boards and authorities. He also previously served on the board of directors of Universal Corporation. During his 16 years of service as a director of the Company, Mr. Moore has served on the Audit and Governance & Nominating Committees, including Chair of the Governance & Nominating Committee, and has contributed his breadth of experience in accounting and finance, governance, leadership and experience in the public sector.

Robert C. Sledd
Principal Occupation: Managing Partner of Pinnacle Ventures, LLC Age 67 Director since 2007 Independent Director Committees: Audit

Mr. Sledd served as the Board’s Chairman from 2018 to September 2020 and previously as the Interim President and Chief Executive Officer of Owens & Minor, Inc., from November 2018 to March 2019. He previously served as a Senior Economic Advisor to the Governor of Virginia from 2010 to 2014. Since 2008, he also has served as Managing Partner of Pinnacle Ventures, LLC and Sledd Properties, LLC. From 1995 to 2008, he served as Chairman of Performance Food Group Co. (“PFG”), a foodservice distribution company that he co-founded in 1987. He served as Chief Executive Officer of PFG from 1987 to 2001 and from 2004 to 2006. He also serves on the boards of directors of SCP Pool Corporation and Universal Corporation. During his 14 years of service as a director of the Company, Mr. Sledd has served on the Audit, Compensation & Benefits and Governance & Nominating Committees, including Chair of the Compensation & Benefits Committee, and has contributed his expertise in economic and business development, as well as his experience as a former chief executive officer of a distribution company, and breadth of perspectives on corporate management and strategic growth.

18            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee (with confirmation of the Board) has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and has directed that management submit such appointment of KPMG LLP for ratification by the shareholders at the Annual Meeting. Representatives of KPMG LLP will be present at the Annual Meeting to answer questions and to make a statement, if they desire to do so.

Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Shareholder ratification of this appointment is not required by the Company’s Bylaws or otherwise. If shareholders fail to ratify the appointment, the Audit Committee will take such failure into consideration in future years. If shareholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company.

Prior to selecting KPMG LLP for fiscal 2021, the Audit Committee evaluated KPMG LLP’s performance with respect to fiscal 2020. In conducting this annual evaluation, the Audit Committee considered management’s assessment of KPMG LLP’s performance in areas such as (i) independence, (ii) the quality and the efficiency of the services provided, including audit planning and coordination, (iii) industry knowledge and (iv) the quality of communications, including KPMG LLP staff accessibility and keeping management apprised of issues. The Audit Committee also considered KPMG LLP’s tenure, the impact on the Company of changing auditors and the reasonableness of KPMG LLP’s billable rates. The Audit Committee is responsible for the audit fee negotiations associated with the retention of KPMG LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner every five years, the Audit Committee and its chair will continue to be directly involved in the selection of KPMG LLP’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent external auditor is in the best interests of us and our shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Fees Paid to Independent Registered Public Accounting Firm

For each of the years ended December 31, 2020 and 2019, KPMG LLP billed the Company the fees set forth below in connection with professional services rendered by that firm to the Company:

	Year 2020	Year 2019
Audit Fees	$3,571,000	$4,449,000
Audit-Related Fees	40,000	30,000
Tax Fees	345,000	835,000
All Other Fees	2,000	—
Total	$3,958,000	$5,314,000

Audit Fees.    These were fees for professional services performed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s filings on Forms 10-K and 10-Q, Sarbanes-Oxley compliance, and services normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    These were fees primarily for the annual audits of the Company’s employee benefit plan financial statements, internal control attestations in certain foreign jurisdictions and consultations by management related to financial accounting and reporting matters.

Tax Fees.    These were fees primarily for advice and consulting services related to the structuring of international operations, and the restructuring of business operations.

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Proposal 2: Ratification of Independent Registered Public Accounting Firm

All Other Fees.    All other fees in 2020 include fees for online resources provided by KPMG LLP. There were no other fees in 2019 other than those described above.

The Audit Committee has established policies and procedures for the pre-approval of audit services and permitted non-audit services in order to ensure the services do not impair the auditor’s independence. The Audit Committee will pre-approve on an annual basis the annual audit services engagement terms and fees and will also pre-approve certain audit-related services that may be performed by the independent auditors up to the pre-approved fee levels, as well as permissible tax planning and compliance services. The Audit Committee may delegate pre-approval authority to one or more of its members, but any pre-approval decision by such member or members must be presented to the full Audit Committee at its next scheduled meeting. All services provided by and fees paid to KPMG LLP in 2020 were pre-approved by the Audit Committee in accordance with the pre-approval policies, and there were no instances of waiver of approval requirements or guidelines during this period.

Report of the Audit Committee

The Audit Committee is composed of four directors, each of whom is independent under the enhanced independence standards for audit committees in the Exchange Act and the rules thereunder as incorporated into the listing standards of the NYSE and under the Company’s Corporate Governance Guidelines, and two of whom have been determined by the Board of Directors to be audit committee financial experts. The Audit Committee met 10 times during 2020. The Audit Committee operates under a written charter adopted by the Board of Directors, which the Audit Committee reviews at least annually and revises as necessary to ensure compliance with current regulatory requirements and industry changes.

As its charter reflects, the Audit Committee has a broad array of duties and responsibilities. With respect to financial reporting and the financial reporting process, management, the Company’s independent registered public accounting firm and the Audit Committee have the following respective responsibilities:

Management is responsible for:

•	Establishing and maintaining the Company’s internal control over financial reporting;

•	Assessing the effectiveness of the Company’s internal control over financial reporting as of the end of each year; and

•	Preparation, presentation and integrity of the Company’s consolidated financial statements.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting;

•	Expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles; and

•	Expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for:

•	Selecting the Company’s independent registered public accounting firm;

•	Overseeing and reviewing the consolidated financial statements and the accounting and financial reporting processes of the Company; and

•	Overseeing and reviewing management’s evaluation of the effectiveness of internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2020 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and KPMG LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

20            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee has also received the written disclosures and communications from KPMG LLP required by the PCAOB regarding the independence of that firm and has discussed with KPMG LLP the firm’s independence from the Company.

In addition, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has discussed with KPMG LLP its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based upon its discussions with management and KPMG LLP and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE

Mark F. McGettrick, Chair Stephen W. Klemash Eddie N. Moore, Jr. Michael C. Riordan Robert C. Sledd

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Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company’s records and information provided by our directors, executive officers and beneficial owners of more than 5% of the Common Stock, we believe that all reports required to be filed by our directors and executive officers under Section 16(a) of the Exchange Act were filed on a timely basis during 2020, except that for Mr. Jeffrey Jochims, EVP, Chief Operating Officer & President, Medical Distribution, and Mr. Mark Zacur, EVP, Chief Commercial Officer, Form 4s were inadvertently filed late to report the shares surrendered to the Company to satisfy tax withholding obligations in connection with the vesting of restricted stock.

Stock Ownership by Management and the Board of Directors

The following table shows, as of March 5, 2021, the number of shares of Common Stock beneficially owned by each director and director nominee, the executive officers identified as our “NEOs” in the Summary Compensation Table in this Proxy Statement and all current directors and executive officers of the Company as a group.

Name of Beneficial Owner	Sole Voting and Investment Power(1)	Other(2)	Aggregate Percentage Owned
Aster Angagaw	610	—	*
Mark A. Beck(3)	—	—	*
Gwendolyn M. Bingham	20,755	—	*
Robert J. Henkel(3)	21,000	—	*
Stephen W. Klemash	610	—	*
Mark F. McGettrick(3)	—	—	*
Eddie N. Moore, Jr.(3)	61,893	—	*
Michael C. Riordan	24,609	20,000	*
Robert C. Sledd	91,990	200,000	*
Edward A. Pesicka	1,609,455	—	2.19%
Andrew G. Long	120,985	—	*
Jeffrey T. Jochims	128,436	—	*
Christopher M. Lowery	339,465	—	*
All Executive Officers and Directors as a group (18 persons)	3,196,659		4.65%

*	Represents less than 1% of the total number of shares outstanding.

(1)

No officer or director of the Company has the right to acquire any shares through the exercise of stock options within 60 days following March 5, 2021. There are no outstanding options, warrants or rights as of December 31, 2020.

(2)

Includes: (a) shares held by certain relatives or in estates; (b) shares held in various fiduciary capacities; and (c) shares for which the shareholder has shared power to dispose or to direct disposition. These shares may be deemed to be beneficially owned under the rules and regulations of the SEC, but the inclusion of such shares in the table does not constitute an admission of beneficial ownership.

(3)

The following directors hold shares in the common stock account of the Directors’ Deferred Compensation Plan: Mr. Beck 40,299 shares; Mr. Henkel 37,035 shares; Mr. McGettrick 107,789 shares; and Mr. Moore 28,814 shares.

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Stock Ownership Information

Stock Ownership by Certain Shareholders

The following table shows, as of March 5, 2021, any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	11,385,387	(1)	15.49%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	5,916,724	(2)	8.05%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	4,381,747	(3)	5.96%

(1)	Based upon a Schedule 13G report or amendment filed by BlackRock Inc. with the SEC on January 25, 2021.

(2)	Based upon a Schedule 13G report or amendment filed by Vanguard Group, Inc. with the SEC on February 8, 2021.

(3)	Based upon a Schedule 13G report or amendment filed by Dimensional Fund Advisors LP with the SEC on February 16, 2021.

Equity Compensation Plan Information

The following table shows, as of December 31, 2020, information with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders(2)	1,309,444	—	4,155,959

Equity compensation plans not approved by shareholders(3)	—	—	—

Total	1,309,444	—	4,155,959

(1)	There are no outstanding options, warrants or rights as of December 31, 2020. The total in column (a) above relate to performance shares.

(2)

These equity compensation plans are the 2018 Stock Incentive Plan adopted and approved by shareholders on May 8, 2018 (as amended May 10, 2019 and May 1, 2020), the 2015 Stock Incentive Plan and the 2005 Stock Incentive Plan. No additional awards may be made under the 2005 Stock Incentive Plan or the 2015 Stock Incentive Plan.

(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

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Executive Compensation

The Company is both an accelerated filer and a smaller reporting company under the rules promulgated by the SEC, and is providing disclosure regarding executive officer compensation pursuant to the rules applicable to smaller reporting companies. Therefore, the Executive Compensation Overview below is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Summary Compensation Table

The following table summarizes for the years ended December 31, 2020 and 2019 as applicable, the total compensation of our named executive officers (“NEOs”), who include our President & Chief Executive Officer, Edward A. Pesicka, and our two other most highly compensated executive officers as of December 31, 2020, Andrew G. Long, Executive Vice President & Chief Financial Officer, and Christopher M. Lowery, President, Global Products. For enhanced disclosure, we have also included compensation information for Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution. We have chosen to include Mr. Jochims as an NEO because he has profit and loss responsibility for our medical distribution business.1

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)

Edward A. Pesicka President & Chief Executive Officer	2020 2019	$912,000 718,385	$ — —	$4,400,000 4,000,004	— —	$2,280,000 760,000	— —	$36,179 92,100	$7,628,179 5,570,489

Andrew G. Long Executive Vice President & Chief Financial Officer	2020	$500,000	$250,000	$700,000	—	$800,000	—	$89,266	$2,339,266

Jeffrey T. Jochims Executive Vice President, Chief Operating Officer & President, Medical Distribution	2020	$534,296	$—	$800,000	—	$872,435	—	$25,276	$2,232,007

Christopher M. Lowery President Global Products	2020	$579,600	$—	$700,000	—	$927,361	—	$54,169	$2,261,130
	2019	565,323	—	700,006	—	539,028	—	32,763	1,837,120

(1)	The amount included as Bonus for Mr. Long reflects a sign-on bonus paid in 2020 following Mr. Long’s start date in 2019.

(2)

The amounts included in column (e) are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, and column (e) includes awards subject to performance conditions. Of the total awards reflected in column (e) for 2020, the amount specified below for each officer represents awards subject to performance and market conditions, which are valued at the grant date based on probable achievement at target levels:

Mr. Pesicka, $2,200,000; Mr. Long, $350,000; Mr. Jochims, $400,000, Mr. Lowery $350,000.

The grant date value of the above performance-based awards for 2020 would equal the following for each officer assuming achievement of the highest level of performance conditions:

Mr. Pesicka, $4,400,000; Mr. Long, $700,000; Mr. Jochims, $800,000, Mr. Lowery $700,000.

Assumptions used in the calculation of the stock awards included in column (e) are included in note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. The actual value an NEO may receive for stock awards depends on market prices, and there can be no assurance that the amounts shown are the amounts that will be realized.

(3)	The amounts included in column (g) reflect cash awards to the NEOs under the Company’s performance-based annual incentive programs.

[1]

Mr. Long joined our Company in November 2019 and Mr. Jochims joined us in April 2019. In early 2021, Mr. Jochims assumed the role of President, Medical Distribution, in addition to his other duties as Chief Operating Officer.

24            Owens & Minor, Inc.    ●    2021 Proxy Statement

Executive Compensation

(4)	For 2020, the amounts included in column (i) consist of the following benefits or Company contributions attributable to the following:

	Tax Planning/ Return Preparation	Dividends on Restricted Stock Awards	Life Insurance Premiums	Deferred Compensation Plan and 401(k) Plan Company Match	Annual Physical/ Medical Access	Other(a)	Total
Edward A. Pesicka	$15,000	$—	$1,242	$16,387	$1,050	$2,050	$36,179
Andrew G. Long	$3,500	$—	$2,322	$13,077	$—	$70,367	$89,266
Jeffrey T. Jochims	$3,500	$—	$1,242	$19,484	$—	$1,050	$25,276
Christopher M. Lowery	$645	$37,878	$2,322	$12,052	$—	$1,272	$54,169

(a)	Mr. Long’s Other Compensation includes reimbursed moving expenses.

Executive Compensation Overview

This Executive Compensation Overview describes our executive compensation philosophy and programs, elements of executive compensation, the role of our Compensation & Benefits Committee and its independent consultant, and the compensation awards as a result of the Company’s performance in 2020 as they relate to our NEOs — Messrs. Pesicka, Long, Jochims and Lowery.

Review of 2020 Company Performance & Significant Accomplishments

The past 12-plus months have presented challenges never before seen in our Company’s nearly 140-year history. A deadly, widespread global pandemic put tremendous stress on the entire healthcare industry from product manufacturing to supply chains to healthcare providers on the frontline caring for their patients. Overrun ICUs, quarantining, mounting COVID-19 cases, demand for product in excess of supply, and supply chain interruptions became the norm. However, Owens & Minor was uniquely positioned to assist in the global response to this unprecedented event, and against this backdrop and in an incredibly difficult operating environment, our Company consistently delivered for our customers, our teammates, our shareholders and the communities where we operate.

Delivering for Our Customers

At the outset of the pandemic, Owens & Minor acted swiftly to ensure our customers and front-line healthcare workers received critical personal protective equipment (“PPE”) and other medical supplies necessary to combat COVID-19 and care for their patients. Our teammates responded to the pandemic with relentless focus on serving our customers and delivering on our mission of ‘Empowering Our Customers to Advance Healthcare’, while exemplifying our IDEAL values. Specifically, we:

•	Significantly increased facial protection PPE production capacity and output at our Americas-based locations to enhance supply available to healthcare providers:

•	Over 1000% increase in N95 production

•	Nearly 100% increase in surgical and procedure mask production through new capital investment and improving efficiency of operations

•	Over 600% increase in face shield production through new capital investment

•

Added a new dedicated melt blown fabric manufacturing line to ensure end-to-end control of our supply chain, providing self-sufficiency from base material to finished mask to better meet our customers’ needs —unlike other suppliers who rely on supply from Asia

•

Delivered over 12 billion units of PPE to healthcare workers in the fight against COVID-19, of which approximately 5 billion units were produced with materials manufactured in our American factories or Owens & Minor owned facilities

•

Partnered with federal and state agencies to strengthen the nation’s response to the pandemic through investment in PPE manufacturing capacity, distribution of PPE to frontline healthcare workers and replenishment of the strategic national stockpile

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Executive Compensation

•	Improved shipping accuracy of products to customers and maintained average of 99.9% throughout 2020 to ensure our customers received the products they needed

•	Improved on-time delivery of products to customers and maintained average of 99% throughout 2020 to ensure our customers received products when needed

•	Maintained close contact with supplier partners and customers to maintain the vital supply chain

Taking Care of Our Teammates

The pandemic has had a profound impact on many of our teammates and their families, yet our more than 18,000 global teammates answered the call and responded to serve our customers. Our teammates worked tirelessly in 2020 as many of our distribution centers and manufacturing facilities operated nearly around the clock in order to meet the needs of our customers.

Our teammates are critical to our success and at the heart of our mission. Top priorities of the Company in 2020 included keeping our teammates employed and safe and reducing the stress caused by the pandemic however we could. We took the following actions to demonstrate our appreciation of our teammates’ work and the value we place on their commitment:

•	Ensured safe working conditions in our distribution centers and manufacturing facilities through regular temperature checks, social distancing protocols, and provision of gloves, masks and goggles

•	Increased routine cleaning/sanitizing, as well as enhanced industrial cleaning and disinfecting

•	Enhanced communications, training and support for our teammates

•	Enhanced teammate benefits, including covering all costs for COVID-19 testing, providing free telemedicine and relaxing our attendance policies

•	Ensured job security in this uncertain time; we did not engage in mass reductions-in-force or furloughs

•	Held healthcare premiums flat for our teammates for 2021

•	Made an additional 401(k) contribution to all eligible teammates equal to 2% of the teammate’s salary (in addition to our standard Company provided 4.0% match)

•	Paid mid-year special bonuses to all hourly teammates in consideration of their extraordinary efforts

•	Allowed teammates to carry-over or cash out much of their paid-time-off balances, rather than lose those balances at year’s end

•	For our Honduran teammates who suffered through devastating hurricane-caused flooding, we provided additional compensation, clothing, beds and household items to lessen the severity of the impact

Creating Value for our Shareholders

In 2020, we significantly improved the financial performance of our business, strengthened our balance sheet through deleveraging and improved cash flow, and delivered outsized returns for our shareholders. We also established a solid foundation for future profitability. In 2020, our laser-focus and execution produced the following:

•	Strong earnings performance

•	Record Adjusted Operating Income (“AOI”) of $283.4 million as compared to a 2020 goal of $139.6 million and representing an over 90% increase from 2019[2]

•	Record Adjusted Earnings Per Share (“EPS”) of $2.26 as compared to a 2020 goal of $0.50 per share and representing an over 260% increase from 2019

•	Year-over-year gross margin expansion of 285 basis points and AOI margin expansion of 173 basis points

[2]

Adjusted (non-GAAP) earnings from continuing operations, or AOI, and other non-GAAP financial measures included in this Proxy Statement and a reconciliation to the most comparable GAAP equivalent financial measure are described in the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2021.

26            Owens & Minor, Inc.    ●    2021 Proxy Statement

Executive Compensation

•	Strong Balance Sheet and Improved Cash Flow

•	Total debt reduced by $534 million or 34% reduction in total debt during 2020

•	Substantial reduction in interest expense of 15% for the full year

•	Renegotiated our credit agreement to provide greater financial flexibility

•	Completed an over-subscribed equity offering and used proceeds to reduce debt

•	Operating cash flow more than doubled in 2020 to $339 million when compared to 2019

•	Shareholder Return

•	Owens & Minor stock price increased over 424% in 2020 from $5.16 to $27.05

•	Ranked #1 performer in the S&P Small Cap 600 Index for 2020

•	Foundation for Future Profitability

•	In conjunction with our Board of Directors, developed a three-year strategic plan

•	Continued to re-invest in the business across technology, infrastructure and services

•	Expanded PPE manufacturing capacity to address future needs of our customers

•	Maintained our industry leading customer service levels

•	Invested in and continued to drive growth in our home healthcare direct to patient business in response to population health trends

•	Reconfirmed our status as valuable partner to our customers, including government agencies, and an integral part of the global PPE and medical/surgical supply chain

•	Divested non-core assets, Movianto and Fusion5

Enriching our Communities

Owens & Minor teammates are active members of the communities where we operate. In 2020, in light of our successful financial performance, we enhanced our financial giving to organizations focused on health & wellness, education and civic/community matters. In addition to the charitable activities described on pages 8-9 we also assisted many of our local communities through COVID-19 by providing PPE and volunteering our time and efforts.

2020 was, by nearly every measure, a successful year for Owens & Minor in an incredibly challenging environment. Under the leadership of our NEOs and the broader Owens & Minor executive team, the Company successfully delivered on numerous fronts for its constituents in 2020. The Company far exceeded its financial goals and, as discussed below, the NEOs successfully performed their respective management business objectives (“MBOs”), focused on profit improvement, revenue performance, operational excellence and service expansion, and developing, retaining and attracting top talent. This outperformance has positioned the Company well for the future and resulted in compensation awards at the maximum level allowed under our plans.

Review of 2020 Compensation Plan Design & Key Decisions

The Compensation Committee took the following noteworthy actions:

•

The Committee structured our annual cash incentive plan (“AIP”) to be heavily weighted on financial performance for our NEOs, including our President & Chief Executive Officer whose 2020 cash incentive compensation was determined 70% by the Company’s financial performance against its AOI from continuing operations goals and 30% against MBOs.

•

The Committee chose AOI as the financial metric for Company performance for the 2020 AIP because it believes AOI is one of the most relevant measure of the financial and operational performance of the Company.

•

The Committee developed MBOs for our NEOs, including our President & Chief Executive Officer, focused on profit improvement, revenue performance, operational excellence and service expansion, and developing, retaining and attracting top talent based on the Committee’s determination that these objectives would drive 2020 performance and establish a strong foundation for future profitability.

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Executive Compensation

•

The Committee granted long-term equity incentive awards comprised 50% of restricted stock that vests over three years and 50% performance shares that are earned, if at all, based on the Company’s adjusted EPS performance over the two year period 2020-2021 and then subject to a one-year time based vesting period.

•

When setting 2020 total target compensation for our NEOs, the Committee determined to hold NEO base salaries constant, unless an adjustment was necessary to recognize additional responsibilities, and to put more emphasis on annual incentive compensation to drive and incentivize performance. Accordingly, the Committee increased AIP targets for Messrs. Long, Jochims and Lowery from 75% of base salary to 80%, and approved an annual salary increase to Mr. Jochims of 7% to recognize the additional duties he had undertaken in his role as Chief Operating Officer, including overseeing the Company’s information technology, corporate development and communications departments.

•

Following the end of 2020, the Compensation Committee determined that the consolidated AOI was $283.4 million, or greater than 200% achievement, as compared to the Company’s AOI goal of $139.6 million.

•

Following the end of 2020, the Compensation Committee determined that each of Messrs. Pesicka, Long, Jochims and Lowery had earned annual bonuses at 200% of target. The Compensation Committee based this determination on both the Company’s superior financial and operational performance in 2020 and the outstanding performance of our NEOs with respect to their MBOs as more fully described below.

•

Following the end of 2020, the Compensation Committee determined that the respective performance metrics for performance shares granted to Mr. Lowery upon his joining the Company in 2018 and to Messrs. Pesicka and Lowery in 2019 as part of their annual incentive awards had been earned at a level that would equate to 200% performance.

Our Executive Compensation Philosophy

The fundamental principle underlying our executive compensation program is pay for sustained performance, profitable growth and achievement of results. We reward for Company and individual performance within a framework that allows us to attract, retain and motivate our executives. We designed our executive compensation programs to create the appropriate balance between short- and long-term incentives and between fixed and at-risk incentive compensation, to weigh cost against expected benefit and to align with the creation of shareholder value while providing market-competitive compensation packages that promote executive retention. These components include:

•	Reasonable but market-competitive base salaries to attract and retain executives;

•	Annual cash incentives to drive critical business results each year;

•	Long-term incentive equity awards to retain management and focus executives on longer-term financial performance and execution of our operational and strategic plans; and

•	Retirement, severance and other benefits to attract executive talent and encourage retention.

We believe the actions taken by the Compensation Committee in 2020 and outcomes of the 2020 incentive programs were in-line with the Company’s compensation philosophy. Further, we believe the 2020 pay results illustrate and emphasize the strong link between actual pay and the results of our Company. In 2020, the Company’s financial performance far exceeded its AOI goals delivering results in excess of 100% of goal. Additionally, the NEOs successfully outperformed all of their MBOs (discussed below) and led the Company to significant financial and operational accomplishments through the difficult operating environment created by the COVID-19 pandemic. As a result, the Compensation Committee approved annual bonuses at 200% of target for our NEOs.

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Executive Compensation

Our Executive Compensation Governance Practices

We design our compensation programs and practices to align with our compensation philosophy, meet compensation best practice standards and to drive performance that creates long-term shareholder value.

WHAT WE DO

Pay for Performance.    We link pay to performance and a significant portion of our executives’ potential total annual compensation, both cash and equity, is incentive-based on the achievement of objective, simple and transparent financial measures designed to enhance short-term and long-term performance.

Performance-Based Equity Awards. At least half of our annual equity award grants are performance shares with multi-year performance requirements and an additional year of vesting on earned shares.

Share Ownership Guidelines.    We have established stock ownership guidelines for our officers, and all of our NEOs meet or exceed the established ownership guidelines (new NEOs have five years from the date of hire or promotion to meet the guidelines).

Limited Perquisites. We tie perquisites to a legitimate business purpose and limit the value provided to executive officers.

Double-Triggered Change in Control Provisions.    Equity vesting and severance benefits resulting from a change in control are “double-trigger” and require termination of employment following the change in control.

Recoupment Policy. We maintain a recoupment policy to recover from our executives compensation paid under circumstances involving restatement of our financial statements due to misconduct.

Risk Mitigation.    We mitigate risks associated with compensation by establishing caps on incentive compensation, multiple performance targets for incentive compensation and ongoing processes to identify and manage risk.

Independent Compensation Consulting Firm.    The Compensation Committee receives advice about its compensation programs and practices from an independent consulting firm that provides no other services to the Company, and the Company is not aware of any conflicts of interest with respect to its work.

WHAT WE DON’T DO

No Employment Agreements. We do not have employment agreements with our executive officers.

No Hedging. We prohibit our executive officers and directors from hedging against the economic ownership of Company stock.

No Pledging. We prohibit our executive officers from pledging Company stock.

No Re-pricing of Equity Awards. Our stock plans do not permit the re-pricing of equity awards without shareholder approval.

No Tax Gross-Ups. We do not provide excise tax gross-ups on change in control severance payments and benefits.

Say-On-Pay Vote

In May 2020, our shareholders approved the compensation of our NEOs for 2019 in our say-on-pay advisory vote with over 92% of votes cast in support of the program. Based on this support, the Compensation Committee made no material changes to the core structure and philosophy behind our executive compensation program in 2020 but continues to evaluate our compensation programs and practices to ensure that they are both market competitive and drive performance. At our upcoming 2021 Annual Meeting, our shareholders will provide an advisory vote to approve 2020 executive compensation, and the Compensation Committee will continue to consider results from these advisory votes in setting executive compensation.

Our Process for Setting 2020 Executive Compensation

Role of the Compensation Committee.    The Compensation Committee establishes, approves and administers the Company’s executive compensation programs. The Compensation Committee solicits the views of its independent consultant and senior management on incentive compensation and plan design. In addition, the Compensation Committee sets performance goals and evaluates the performance of our Chief Executive Officer on an annual basis jointly with our Governance & Nominating Committee. Our Chief Executive Officer recommends to the Compensation Committee for its

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Executive Compensation

approval the compensation levels, performance goals and performance evaluations of our other executive officers and the Compensation Committee recommends the compensation of our Chief Executive Officer and other officers to the independent directors for Board approval. Our Chief Executive Officer does not make recommendations to the Compensation Committee with respect to his compensation and does not participate in Committee meetings when the Committee reviews his compensation.

Role of the Independent Compensation Consultant.    The Compensation Committee has the authority under its charter to retain independent consultants to assist it in making decisions. In 2020, the Compensation Committee engaged Semler Brossy as its independent consultant to, among other things, (1) analyze competitive levels of each element of compensation and total compensation for each of the executive officers relative to our peer group and industry trends; (2) provide information regarding executive compensation trends and regulatory changes and developments; and (3) provide input on annual and long-term incentive design. The Compensation Committee has analyzed whether the work of Semler Brossy raised any conflict of interest and has concluded that the work of our advisor, including the individuals employed by our advisor who provide consulting services to the Committee, has not created any conflict of interest. The Compensation Committee also considered and confirmed the independence of legal advisors retained by the Compensation Committee during 2020.

Factors We Use to Determine Executive Compensation.    The Compensation Committee considered a variety of factors in making decisions regarding compensation targets for our NEOs in 2020, including:

Performance-Based Compensation.    We base a significant portion of compensation on the achievement of objective financial measures in order to create a strong link between pay and performance. We have no specific policies on the percentage of total compensation that should be “performance-based,” but consider this relationship in determining the overall balance and reasonableness of the executives’ total direct compensation packages. In 2020, our President & Chief Executive Officer’s total target compensation was 52% performance-based and 48% fixed, and our other NEOs’ total target compensation was 50% performance-based and 50% fixed.

Short-Term vs. Long-Term Compensation.    Because the successful operation of our business requires a long-term approach, one significant element of our executive compensation program is long-term incentive compensation. We considered the relationship of short-term to long-term compensation in determining the overall balance and reasonableness of our executives’ total direct compensation packages. We believe that short-term compensation is necessary in conjunction with long-term compensation to provide remuneration for performance of short-term goals that ultimately lead to achievement of our long-term objectives and strategic initiatives. In 2020, our President & Chief Executive Officer’s total target compensation was 68% long-term and 32% short-term and our other NEOs’ total target compensation was 40% long-term and 60% short-term.

Cash vs. Non-Cash Compensation.    We consider both the cost and the motivational value of the various components of compensation. We consider the relationship of cash to equity compensation in determining the overall balance of the executives’ total direct compensation packages and the alignment that equity compensation can have with the creation of shareholder value. In 2020, our President & Chief Executive Officer’s total cash and non-cash compensation components were 32% and 68% of total target compensation, respectively and our other NEOs’ total cash and non-cash components were 60% and 40% of total target compensation, respectively.

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Executive Compensation

Taking into account the above factors, our Chief Executive Officer and other NEOs had the following proportionate mix of performance-based opportunities, short vs. long-term compensation and cash vs. non-cash compensation target opportunities in 2020:

We believe our proportionate mix of compensation opportunities is appropriate in that we provide a greater relative percentage of incentive-based compensation tied to financial performance and long-term compensation to the CEO versus other NEOs because the CEO is in a position to more directly impact financial results and creation of long-term shareholder value.

Peer Group Comparisons.    Each year, we evaluate our compensation levels and programs through comparisons to available information for a group of peer companies selected by the Compensation Committee based in part on recommendations from and analyses prepared by the Compensation Committee’s independent consultant. This evaluation helps us to assess whether our level and mix of executive pay is competitive and reasonable when compared to certain industry standards.

In general, we select peer companies after consideration of one or more of the following factors:

•	Quantitative Factors: revenue, net income, total assets, and/or market capitalization

•	Qualitative Factors: business model (health care services and products, health care distribution and companies from other distribution industries) and geographic scale

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Executive Compensation

The Compensation Committee periodically reviews the peer group to ensure it remains appropriate and relevant as a market reference and modifies the peer group as necessary to reflect changes at the Company, among the peers or within the industry. The peer companies we used in 2020 were:

2020 Peer Companies
Owens & Minor, Inc.	Medical Products & Distribution	$8.480 billion

Peer Company Name	Business/GICS Sub-Industry	2020 Revenues
C.H. Robinson Worldwide, Inc.	Air freight logistics	$16.207 billion
DENTSPLY SIRONA, Inc.	Health Care Suppliers	$3.342 billion
Genuine Parts Company	Distributors	$16.537 billion
Henry Schein, Inc.	Health Care Distributors	$10.119 billion
Hill Rom Holdings, Inc.	Health Care Equipment	$2.881 billion
Patterson Companies, Inc.	Health Care Distributors	$5.490 billion
Premier, Inc.	Health Care Services	$1.300 billion
ResMed, Inc.	Health Care Equipment	$2.957 billion
STERIS Plc	Health Care Equipment	$3.031 billion
SYNNEX Corporation	Technology Distributors	$24.676 billion
The Cooper Companies, Inc.	Health Care Supplies	$2.431 billion
United Natural Foods, Inc.	Food Distributors	$26.514 billion
Univar Solutions, Inc.	Trading Companies and Distributors	$8.265 billion
WestRock Co.	Paper Packaging	$17.579 billion

Tally Sheets.    To review total compensation levels for executive officers, the Compensation Committee reviews tally sheets that quantify each element of direct compensation provided to individual executives and the portion of the executive’s total compensation represented by each element of compensation. This annual review also includes information on the value of executives’ outstanding equity awards, as well as an evaluation of the payments and benefits that would be paid to executive officers in the event of termination of employment, including following a change in control of the Company.

Total Program Cost.    We consider the cost (including aggregate share usage and dilution) of the various components of our compensation program in evaluating the overall balance and reasonableness of our executives’ total direct compensation packages.

Risk Considerations.    In setting executive compensation, the Compensation Committee structures the various components of our program to promote the achievement of our business goals without encouraging the taking of unnecessary risks. We believe that several elements of our program mitigate risks associated with performance-based compensation, including the following:

•

Limits on Incentive Compensation.    We cap our annual incentive program awards at 200% of the executive’s target award to protect against excessive short-term incentives, and the Compensation Committee has discretion to reduce awards based on factors it deems appropriate, including whether officers took unnecessary risks.

•

Performance Metrics.    We use financial performance metrics for our AIP that emphasize profitable and disciplined growth and require responsible and risk-based decision-making by our executives. We also use operational metrics and specific MBOs to reward executives for appropriate decision-making and accomplishment of non-financial goals.

•

Performance Shares/Long-Term Equity Awards.    At least half of an executive’s annual equity compensation consists of performance shares with a multi-year performance cycle and an additional year of service-based vesting, which focuses management on sustaining the Company’s long-term performance. The other portion of an executive’s annual equity compensation consists of restricted stock awards that vest over a period of three years and, accordingly, further encourages a focus on long-term performance.

•	Share Ownership Guidelines. Our share ownership guidelines ensure that our executives have a substantial stake tied to long-term holdings in Owens & Minor stock.

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Executive Compensation

•

Recoupment Policy.    Performance-based cash and equity compensation to our executive officers is subject to recoupment under circumstances involving misconduct that result in a restatement of our financial statements.

Elements of 2020 Compensation

The following table summarizes the key elements of our 2020 executive compensation program:

Element	Key Characteristics	Purpose

Base Salary	Fixed cash	Provides a fixed amount of cash compensation to allow us to recruit and retain key talent

Annual Incentives	Cash awarded annually for performance against Company financial and individual performance objectives	To motivate executive officers’ performance in achieving our current-year business goals

Long-Term Incentives

Performance shares and restricted stock

•  Executives earn shares if the Company meets certain operational, financial or shareholder return metrics as selected by the Compensation Committee and we measure performance over a 2-year period and, if earned, shares vest at the end of 3 years from date of award

•  Restricted stock vests over three years from date of grant

Rewards performance that enhances shareholder value through the use of equity-based awards that link compensation to the value of our Common Stock and the achievement of multi-year performance goals, including relative shareholder return; strengthens the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management

Retirement Savings & Deferred Compensation Plan	Executives may participate in the Company’s 401(k) Plan and may defer salary and cash bonuses into a plan that provides for investment options similar to the Company’s 401(k) Plan	Provides a tax efficient opportunity to save for retirement and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent

Post-Termination Compensation	We maintain an executive severance plan that provides for severance in the event of not-for-cause termination. Additionally, executives are parties to change in control agreements that provide “double-trigger” severance benefits in the case of a qualifying change in control	Provides security for the future needs of the executives and their families

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Executive Compensation

In 2020, our executive compensation structure consisted of three primary components: base salary, annual incentives and long-term incentives. Within the long-term incentive component, we utilized a balanced portfolio of 50% time-based restricted stock that vests over three-years and 50% performance-based stock awards.

A number of key 2020 compensation-related decisions resulted from our achievements as described in this overview. The following section describes actual compensation received by our NEOs in 2020 and the rationale for the Compensation Committee’s decisions.

2020 Base Salaries

Our executive officers are employed on an “at will” basis and do not have employment agreements. We review base salaries annually or in the connection with promotion. The Compensation Committee generally considers the following factors when making base salary decisions: (1) individual attributes of each NEO (such as responsibilities, skills, leadership and experience), (2) individual and overall Company performance levels, (3) the officer’s expected future contributions to the Company, and (4) overall market-competitiveness of the officer’s base salary. In April 2020, taking into account the foregoing factors, the Compensation Committee increased Mr. Jochims’ base salary by 7%. Base salaries for our NEOs were:

NEO	2019 Base Salary	2020 Base Salary
Edward A. Pesicka, President & Chief Executive Officer	$912,000	$912,000
Andrew G. Long, Executive Vice President & Chief Financial Officer	$500,000	$500,000
Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution	$509,600	$545,272
Christopher M. Lowery, President, Global Products	$579,600	$579,600

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Executive Compensation

Annual Performance-Based Cash Incentives

We provide annual performance-based cash incentive opportunities to executive officers to motivate their performance in achieving our current-year business and financial goals. Each year the Board approves an annual operating plan, or AOP, that includes financial, strategic and other goals and we base annual incentive goals for the executive officers on the approved plan. The goals include both Company performance and individual management business objective (“MBOs”) specific to each executive. In 2020, the Compensation Committee selected a blend of Company financial goals (2020 AOI) and individual MBOs for our NEOs as follows:

NEO	2020 Cash Incentive	2020 Cash Incentive Target	2020 Cash Incentive as a Percentage of Base Salary

Edward A. Pesicka, President & Chief Executive Officer	Blend of 2020 AOI (70%) and Individual MBOs (30%)	$1,140,000	125%

Andrew G. Long, Executive Vice President & Chief Financial Officer	Blend of 2020 AOI (70%) and Individual MBOs (30%)	$ 400,000	80%

Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution	Blend of 2020 AOI (70%) and Individual MBOs (30%)	$ 436,218	80%

Christopher M. Lowery, President, Global Products	Blend of 2020 AOI (60%) and Global Products AOI (40%)	$ 463,380	80%

2020 Company Financial (AOI) Metrics and Performance

For 2020, the Compensation Committee selected AOI as the metric on which Company performance would be measured and, as further discussed below, the metric on which our NEOs’ 2020 annual incentive compensation would be primarily based. The Compensation Committee selected AOI as the primary performance metric because it:

•	is a common metric to all of our business units,

•	is widely understood by our teammates and is the internal metric of greatest focus,

•	is one of the most important underlying drivers of business performance and other financial metrics (such as revenue, adjusted EPS, operating cash flow and return on invested capital);

•	is aligned with creating shareholder value as sustained AOI is both highly correlated with share price growth and a key driver of free cash flow which is also highly correlated to equity value;

•	is aligned with our investor communications and the area of focus of our investor base; and

•	is in part driven by our performance against our NEOs’ MBOs.

In setting 2020 annual cash incentive program AOI goals in the first quarter of 2020, the Committee took into account several factors including:

•	2019 full-year AOI performance;

•	2019 fourth quarter AOI performance and the trajectory of the Company’s business at that time;

•	infrastructure, technology, and services investments planned for 2020;

•	lost income associated with the pending divestiture of the Company’s Movianto business that was expected to close in early to mid-2020;

•	interest expense impact in 2020 related to financing activity that occurred in 2019;

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Executive Compensation

•

past customer non-renewals that would impact 2020 full-year financial performance partially offset by expected execution of operating efficiencies, portfolio mix shift and customer retentions and wins in 2020; and

•	the Company’s 2020 AOP which the Committee believed at the time it approved 2020 goals represented the Company’s best estimate of 2020 performance.

The Committee approved the 2020 AOI goals and related compensation levels in a manner it believed provided reasonable opportunity to achieve a bonus at the target level and an appropriately challenging stretch opportunity for performance in excess of target. The approved annual cash incentive program included a threshold level of performance that must be attained to receive any cash incentive payout, a target level of performance, which, if attained, would result in a 100% of target cash incentive payout, and a maximum level of 200% of target for any cash incentive award. For achievement levels above threshold but below target or above target but below maximum, payout amounts are calculated based on a straight-line interpolation of the achievement level above threshold or target, as applicable. The threshold, target and maximum levels of the 2020 AIP and associated 2020 AOI performance are set forth in the table below. In 2020, our actual AOI was $283.4 million resulting in performance at the 200% level as shown in the table below.

Performance Metric	Threshold (AIP 80%)	Target (AIP 100%)	Maximum (AIP 200%)	2020 Actual AOI	Actual AIP Achievement
2020 AOI	$125.6 million	$139.6 million	$153.6 million	$283.4 million	200%

2020 NEO MBOs and Performance

The Compensation Committee structured our 2020 AIP to include MBOs as performance metrics that allow a significant portion (30-40%) of any incentive compensation earned by the NEOs to be based on an assessment of the NEO’s job performance against position-specific financial, operational or other goals, strategic focus, management skills and other quantitative or qualitative goals. The Compensation Committee believes it is important to include MBOs as performance metrics that reward for strong performance and leadership given these metrics are leading indicators of successful execution of financial, strategic and operational initiatives that contribute to current and future value creation. While each NEO had unique 2020 MBOs applicable to his respective span of control and duties, as described below, all MBOs were designed to advance the Company’s four primary 2020 goals: profit improvement, revenue performance, operational excellence and service expansion, and developing, retaining and attracting top talent.

The NEOs’ material individual 2020 MBOs and respective performance in 2020 are set forth in the table below. Taking into account the performance of our NEOs against their specific MBOs, the Compensation Committee determined that each of our NEOs had successfully achieved his respective MBOs and in many case significantly outperformed. The Compensation Committee determined that this level of performance warranted cash incentive awards at the maximum amount (200% of target) for the cash incentive award portion attributable to the MBOs.

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Executive Compensation

Edward A. Pesicka, President & Chief Executive Officer

2020 MBOs	2020 MBO Performance
Profit Improvement MBOs and Performance

Achieve 2020 AOP MBOs • 2020 AOI of $140 million • Adjusted. EPS of $0.50-$0.60 (original 2020 earnings guidance)	2020 AOP MBO Performance • Achieved 2020 AOI of $283.4 million significantly exceeding goal • Achieved Adjusted EPS of $2.26 significantly exceeding goal

Mix Margin Expansion Improvement

Mix Margin Expansion Improvement Performance

•  Year-over-year gross margin expansion of 285 basis points and AOI margin expansion of 173 basis points

•  Gross margin favorable to the AOP by 200 basis points and Adjusted AOI margin was 170 basis points favorable to AOP

Balance debt pay down and investment to provide flexibility and longer term growth	Significant debt pay down of $534 million in 2020 with continued investment in technology, services and talent
Top-Line Revenue Growth MBOs and Performance

Achieve highest customer retention compared to past three years	Significantly exceeded customer retention rate in each of past three years

Achieve new win revenue target in 2020 AOP	Exceeded new win revenue target and achieved 2020 Revenue of $8.48 billion

Achieve growth rate of existing customers above market rates	Exceeded growth rate of existing customers well above market rates
Operational Excellence & Service Expansion MBOs and Performance

Maintain Service Operational Metrics	Improved and attained vast majority of operational metrics goals, including shipping accuracy and on-time delivery

Complete Financial and Operational Reporting standardization and improve useful data and conclusion reporting	Successfully completed standardization and timeliness of data/reports which has allowed the Company to analyze and address situations quickly, including the Company’s response to COVID-19.

Develop and implement a complete and comprehensive product portfolio expansion strategy	Strategy has been developed and reviewed, implementation is ongoing.
Develop, Retain and Attract Top Talent MBOs and Performance

Complete talent assessment and succession planning for leadership and calibrate work of high potential and promotable teammates

The talent assessment and succession planning completed in 2020 that included assessment through the manager level.

•  Retained 100% of high potential teammates identified in 2019

•  Identified new high potential teammates and promotable teammates in 2020 with a majority of the high potential teammates identifying as diverse

Increase the diversity at the director level and above and increase the exposure of diversity to the broad leadership team	Promotions to and hiring of teammates at higher levels within the organization increased diversity at the Company

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Executive Compensation

Andrew G. Long, Executive Vice President & Chief Financial Officer

2020 MBOs	2020 MBO Performance
Profit Improvement MBOs and Performance

Improve working capital	Operating cash flow more than doubled in 2020 to $339 million when compared to 2019

Optimize interest and tax expense

•  Substantial reduction in interest expense by 15% for the full year

•  Renegotiated credit agreement to improve flexibility

•  $534 million or 34% reduction in total debt during 2020

•  Closed A/R securitization reducing interest expense

•  Completed successful equity follow-on offering reducing debt

•  Divested Movianto and Fusion5 businesses, proceeds used to reduce debt

•  Maximized CARES Act tax incentives

Top-Line Revenue Growth MBOs and Performance

Enhance business analytics	Successfully implemented new business analytics tool allowing for actionable data to make business decisions

Operational Excellence & Service Expansion MBOs and Performance

Improve finance processes with regard to timely reporting, standardization and quality of usable data.

•  Improve Reporting Process for Actual Results

•  Improve Reporting Process for Capital Planning

•  Improve Control Environment

•  Improve and Standardize Financial Reporting on a Regular Cadence

Successfully implemented processes across the finance function to enhance reliability and timeliness of reporting

Develop, Retain and Attract Top Talent MBOs and Performance

Create a World Class Finance Organization and Strong Succession Plan in Finance	Successfully added talent across the organization to raise performance and develop strong succession plan candidates

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Executive Compensation

Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution

2020 MBOs	2020 MBO Performance
Profit Improvement MBOs and Performance

Lead the Company’s M&A function	Led successful divestiture of the Company’s non-core businesses, Movianto and Fusion5 businesses

Lead the Company’s strategic planning process	Led strategic planning process and developed comprehensive three year strategic plan

Top-Line Revenue Growth MBOs and Performance

Deliver AOP goals for all Operations functions and business units under COO’s span of control	Significantly exceeded AOP goals in aggregate across COO’s functional and business unit responsibilities

Operational Excellence & Service Expansion MBOs and Performance

Ensure delivery of distribution operational performance metrics and goals for key corporate functions

Safety metrics:

•  Significant reduction in recordable incidents

•  Significant improvement in DART (Days Away, Restricted or Transferred)

Supply Chain metrics:

•  Improved shipping accuracy and maintained average of 99.9% throughout 2020.

•  Improved on-time delivery and maintained average of 99% throughout 2020

Lead the Company’s day-to-day COVID-19 response

Primary point of contact coordinating the Company’s swift and successful COVID-19 response with customers and government agencies

Established pandemic storage program for PPE for numerous healthcare providers

Develop, Retain and Attract Top Talent MBOs and Performance

Strengthen Company leadership talent in supply chain, IT, marketing and continuous improvement	Successfully on-boarded talented leadership across multiple departments under span of control

Christopher M. Lowery, President, Global Products

2020 MBOs	2020 MBO Performance
Profit Improvement MBOs and Performance[3]

Deliver Global Products Segment adjusted operating income goal	Significantly exceeded goal delivering Global Products Business Unit actual adjusted operating income of greater than 200% of target goal

[3]	The AIP performance goals for Mr. Lowery were financial goals, with 60% on company AOI and 40% on Global Products AOI. Mr. Lowery had additional MBOs that did not factor into his incentive payment.

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Executive Compensation

In early 2021, taking into account the Company’s outstanding financial performance and successful MBO performance by the NEOs as discussed above, the Compensation Committee approved NEO 2020 cash incentive payments as follows:

NEO	2020 Performance	Actual 2020 Cash Incentive	2020 Cash Incentive as a Percentage of Target

Edward A. Pesicka President & Chief Executive Officer	70% - AOI was $283.4 million achieving greater than 200% performance 30% - Performance against MBOs of 200%	$2,280,000	200%

Andrew G. Long Executive Vice President & Chief Financial Officer	70% - AOI was $283.4 million achieving greater than 200% performance 30% - Performance against MBOs of 200%	$800,000	200%

Jeffrey T. Jochims Executive Vice President, Chief Operating Officer & President, Medical Distribution	70% - AOI was $283.4 million achieving greater than 200% performance 30% - Performance against MBOs of 200%	$872,435	200%

Christopher M. Lowery President Global Products	60% - AOI was $283.4 million achieving greater than 200% performance 40% - Exceeded Global Products AOI by greater than 200%	$927,361	200%

Long-Term Incentives

Our Equity Granting Practices

Our 2018 Stock Incentive Plan, as amended, permits us to award grants of non-qualified stock options, incentive stock options, stock awards, performance share awards, stock units and stock appreciation rights. Except in instances of initial executive hiring, promotions, retention concerns and similar circumstances, we grant equity awards to executive officers one-time each year (generally at the time we review prior year’s performance and set current year compensation). This process occurs in the first quarter of the year and the grant date is typically after the release of prior year’s earnings and filing of our Annual Report on Form 10-K with the SEC. The Compensation Committee’s decision to grant equity-based awards is discretionary and based upon the executive’s position, performance, expected future performance and span of control. We strive to maintain an appropriate balance between the aggregate number of shares used for equity grants (relative to the competitive landscape) and shareholder interests.

We generally make annual equity award grants to executive management in two forms: (1) 50% time-based vesting restricted stock that generally vests over a three-year period during which the officer is continuously employed by the Company; and (2) 50% performance-based awards that are earned based on achievement of designated performance metrics over a two-year period followed by a one-year holding period during which the officer must remain in the Company’s employ. We believe that the mix between these vehicles helps provide a balance between linking compensation to the achievement of multi-year performance goals and strengthening the alignment of management and shareholder interests by creating meaningful levels of Company stock ownership by management. We base grant values on the closing price of the stock on the date of grant.

Our 2020 Awards

The Company granted 2020 performance share awards to our executives that can be earned in an amount ranging from 0% to 200% of the number of awarded shares based on the Company’s adjusted EPS performance for the two-year period

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Executive Compensation

January 1, 2020 through December 31, 2021. The Compensation Committee will determine if any shares have been earned following completion of 2021 and calculation of the 2021 adjusted EPS, the results of which will be reported in our 2022 Proxy Statement. Any earned shares would then be subject to an additional one-year vesting period. The Compensation Committee chose adjusted EPS as the performance metric for the 2020 performance shares demonstrating a clear linkage to shareholder value. The Compensation Committee also granted time-based restricted stock in an equal amount to the performance share awards.

Based on the foregoing considerations, in 2020 the Compensation Committee granted to the NEOs the long-term incentive awards in the table below.

2020 Long-Term Incentive Awards(1)

Name	($) Restricted Stock	No. of Shares of Restricted Stock	($) Performance Shares	No. of Shares of Performance Shares	Total
Edward A. Pesicka, President & Chief Executive Officer	$2,200,000	303,449	$2,200,000	303,449	$4,400,000
Andrew G. Long, Executive Vice President & Chief Financial Officer	350,000	48,276	350,000	48,276	700,000
Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution	400,000	55,173	400,000	55,173	800,000
Christopher M. Lowery, President Global Products	350,000	48,276	350,000	48,276	700,000

(1)

The amounts shown are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and, in the case of performance shares, are based on probable achievement at target levels.

Prior Year Performance Share Awards earned in 2020

2019 Performance Share Awards

The Company granted 2019 performance share awards in March 2019 to Messrs. Pesicka and Lowery that could be earned in an amount ranging from 0% to 200% of the number of shares awarded based on the Company’s average return on invested capital (ROIC) for the two-year period January 1, 2019 through December 31, 2020. The 2019 performance share awards also provide that the number of performance shares earned would be further adjusted upward or downward in an amount of up to twenty-five percentage points depending on the Company’s relative total shareholder return (TSR) for the same two-year period versus those companies in the SPDR S&P Health Care Services Exchange Traded Fund and SPDR S&P Health Care Equipment Exchange Traded Fund. Messrs. Long and Jochims did not receive 2019 performance share awards as they were not yet employed with the Company on the date of grant.

Following the end of 2020, the Compensation Committee determined that the Company’s two-year average ROIC was 8.7% equating to a maximum award of performance shares. The Compensation Committee also determined that the Company’s relative TSR was greater than the 75th percentile compared to companies in the SPDR S&P Health Care Services Exchange Traded Fund and SPDR S&P Health Care Equipment Exchange Traded Fund. However, because the earned performance shares were at the maximum level of 200% based on ROIC performance, the shares were not adjusted upward for the strong TSR performance. The earned performance shares are subject to an additional one-year vesting period. The 2019 performance share award two-year average ROIC targets and actual performance were as follows:

2019 Performance Shares Metric Performance

Performance Metric	Threshold (80%)	Target (100%)	Maximum (200%)	2019-2020 Actual	Achievement
2019-2020 ROIC	5.6%	6.9%	8.2%	8.7%	200%

Sign-on Performance Share Awards

The Company granted performance share awards, in two tranches, to Mr. Lowery upon commencement of his employment with the Company in January 2018 that would be earned in an amount ranging from 0% to 200% of the number of shares awarded based on the level of achievement of the Company’s Global Products business unit’s adjusted operating income for the period July 1, 2018 through December 31, 2019 for the first award tranche and for the period July 1, 2018 through

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Executive Compensation

December 31, 2020 for the second award tranche. The purpose of the award was to drive synergies and financial performance of the Company’s Global Products business following the Company’s purchase of the Halyard Surgical & Infection Prevention business. The Company’s Global Products business far outperformed the adjusted operating income goals such that both award tranches were earned at 200% of target.

Common Stock Ownership Guidelines

We have established Common Stock ownership guidelines for our executive officers that are expected to be achieved and maintained. Under these guidelines, officers have approximately five years to reach the full target ownership amount with interim targets to meet each year. As of December 31, 2020, each NEO had achieved his applicable target ownership level (have five years from the date of hire or promotion, as applicable, to meet the guidelines and currently are on track to do so). Because of the historical success of these guidelines in maintaining meaningful stock ownership levels among management, the Company has not imposed any further stock retention requirements on its executive officers in connection with stock option exercises or vesting of restricted stock.

The ownership guidelines are as follows:

Officer	Value of Common Stock
Chief Executive Officer	6.0 x Base Salary
Executive Vice Presidents	2.0 x Base Salary
Senior Vice Presidents	1.5 x Base Salary

The Chief Executive Officer’s higher ownership target reflects the larger portion of his total compensation represented by long-term incentive award value. Eligible holdings in meeting these targets include direct holdings, indirect holdings, shares held through Company plans such as the teammate stock purchase plan, and restricted stock holdings (but excluding any stock options). Using the closing price of our stock on December 31, 2020 of $27.05, our NEOs actual stock ownership levels were 19.4x, 4.8x, 4.8x and 9.0x of base salary for Messrs. Pesicka, Long, Jochims and Lowery, respectively.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes for each NEO information regarding unexercised stock options, unvested restricted stock awards and incentive plan awards outstanding as of December 31, 2020.

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Edward A. Pesicka, President & Chief Executive Officer						303,449	$8,208,295	303,449	$8,208,295
						282,656	7,645,845	428,266	11,584,595
Total	—	—	—	—	—	586,105	$15,854,140	731,715	$19,792,890
Andrew G. Long, Executive Vice President & Chief Financial Officer						48,276	$1,305,866	48,276	$1,305,866
						33,000	892,650
Total	—	—	—	—	—	81,276	$2,198,516	48,276	$1,305,866
Jeffrey T. Jochims, Executive Vice President, Chief Operating Officer & President, Medical Distribution						55,173	$1,492,430	55,173	$1,492,430
						33,000	892,650
Total	—	—	—	—	—	88,173	$2,385,080	55,173	$1,492,430
Christopher M. Lowery, President, Global Products						48,276	$1,305,866	48,276	$1,305,866
						40,598	1,098,176	61,512	1,663,900
								31,941	836,953
Total	—	—	—	—	—	88,874	$2,404,042	140,729	$3,806,719

(1)	Shares of restricted stock vest fully from one to three years from the date of grant. Vesting dates for the shares of restricted stock listed for each officer range from March 2021 to May 2023.

(2)

The market value of the restricted shares was calculated based on $27.05 per share, the closing price of the Company’s Common Stock on December 31, 2020. Dividends are accrued for on outstanding shares of restricted stock at the same rate as paid to all shareholders of record and payable upon vesting.

(3)

The amounts in column (i) represent the number of performance shares outstanding based on the achievement of the target level of performance conditions. The market value of the performance shares was calculated based on $27.05 per share, the closing price of the Company’s Common Stock on December 31, 2020. Dividends are not paid on performance shares unless and until the underlying performance conditions are achieved and the shares vest.

Retirement Compensation

We maintain market-competitive retirement programs for our executives as retirement compensation is an essential component of an overall total executive compensation package in that it provides security for the future needs of the executives and their families. Our NEOs are entitled to participate in the Company’s 401(k) Plan and receive Company matching contributions in the same manner as other Company teammates. We also maintain an Executive Deferred Compensation and Retirement Plan in which members of senior management and other management-level teammates are eligible to participate. This plan permits participants to defer up to 75% of their base salary and up to 100% of their annual cash bonus. This plan provides for similar investment options as under our 401(k) Plan. The Company matches up to 5% of combined 401(k) Plan and deferred compensation plan contributions, provided that the participant has first maximized permitted contributions under the 401(k) Plan.

Owens & Minor, Inc.    ●    2021 Proxy Statement            43

Executive Compensation

Other Benefits

In addition to the components of compensation discussed above, we provide certain other limited benefits to executives to help maximize the time key executives are able to spend on the Company’s business and to ensure that our executive compensation program remains competitive in the marketplace for key executive talent. These other benefits consist of the following and are specifically disclosed by amount in footnote (3) to the Summary Compensation Table on page 24 of this Proxy Statement: funding of life insurance policy premiums, tax and financial planning and tax return preparation assistance, and an annual physical and access to a concierge medical practice. In addition, NEOs may participate in our health and welfare plans and teammate stock purchase plan on the same basis as other full-time teammates. We do not provide tax gross-ups on any income executives may realize as a result of the foregoing benefits.

Our Board of Directors has determined that it is in the best interests of the Company to encourage the use of our corporate aircraft for the personal travel of our President & Chief Executive Officer because it increases his time available for business purposes and enhances his safety and security, especially during the COVID-19 pandemic. Beginning in March 2021, our President & Chief Executive Officer has personal travel allowance of up to 40 hours on our corporate aircraft. He will not receive tax reimbursement for any imputed income associated with personal travel.

Change in Control Agreements

The Company has entered into change in control agreements (“CIC Agreements”) with its NEOs. The purpose of the CIC Agreements is to encourage key management personnel to remain with the Company and to help avoid distractions and conflicts of interest in the event of a potential or actual change in control of the Company so that executives will focus on a fair and impartial review of the acquisition proposal and the maximization of shareholder value despite the risk of losing their employment. The Compensation Committee believes that the CIC Agreements help it to attract and retain key executive talent that could have other employment alternatives that may appear to be less risky absent these arrangements. The Compensation Committee further believes that these agreements are appropriately structured to provide a temporary level of income protection in the event of employment loss due to a change in control.

The CIC Agreements do not provide for excise tax gross-up payments. In addition, the severance payment obligation under the CIC Agreements has a “double trigger” such that the payment of a severance benefit may only be made if there is a qualifying change of control and the executive’s employment with the Company is terminated by the Company without “cause” or by the officer for “good reason” within 24 months after such change in control.

Termination of employment by the Company is for “cause” if it is because of the executive officer’s (i) willful and continued failure to substantially perform his or her duties (other than due to incapacity, illness, etc.) or (ii) engaging in conduct demonstrably and materially injurious to the Company. Termination of employment by the executive officer is for “good reason” if it is because of (i) a material diminution in authority, duties or responsibilities; (ii) a material reduction in annual base salary, bonus opportunity or benefits; (iii) a relocation of place of employment by more than 35 miles or substantial increase in travel obligations; (iv) a failure to pay compensation due to the executive officer; or (v) certain other reasons defined in the plan.

A change in control is generally deemed to have occurred under the agreements:

(i)

if any person acquires 30% or more of the Company’s voting securities (other than the Company or its affiliates); except that, for the purposes of determining whether a change in control has occurred under the terms of the Company’s outstanding equity award agreements, shares issued by the Company directly to the acquirer shall not be taken into account when determining whether the 30% threshold has been met;

(ii)

if the Company’s directors as of the beginning or renewal date of the CIC Agreement (the “Incumbent Board”) cease to constitute a majority of the Board (unless the members’ nominations or elections were approved by a majority of the Incumbent Board);

(iii)

upon the approval by shareholders of a merger or consolidation of the Company (or any subsidiary) other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the voting power of the securities of the Company (or surviving entity) outstanding immediately after the merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company’s then-outstanding securities; or

44            Owens & Minor, Inc.    ●    2021 Proxy Statement

Executive Compensation

(iv)	upon the approval by shareholders of a plan of liquidation or sale of substantially all of the Company’s assets.

The CIC Agreements provide the following benefits to our NEOs4:

(i)

that lump-sum payment in the case of a qualifying termination of employment following a change in control equals (a) 2.0 multiplied by (b) the sum of the executive’s annual salary plus the executive’s target bonus;

(ii)	a lump sum amount representing a pro rata portion of any incentive compensation earned by the executive through the date of termination, assuming achievement of performance goals at the target level;

(iii)

an amount equal to additional premiums for continued medical benefits under COBRA for two years and additional premiums for individual life insurance policies for two years (for officers receiving Company-provided life insurance); and

(iv)

all shares of restricted stock granted to the executive officer vest, all stock options vest and become immediately exercisable and all performance shares are awarded at the target level and become vested.

The CIC Agreements provide that the severance benefit is reduced by the amount of any benefits payable under any other severance plan or arrangement of the Company.

In consideration for any benefits paid, the change in control agreements impose certain non-competition and non-solicitation restrictive covenants on the officers for a period of 12 months following employment termination and prohibit the disclosure and use of confidential Company information. Each agreement continues in effect through December 31, 2021 and renews on a year-to-year basis unless terminated by the Company with a notice of non-renewal delivered by September 30.

Equity awards have the same “double-trigger” feature discussed above for accelerated vesting and exercisability, as applicable, in the event of a change in control. These same terms apply to the equity awards of all other teammates in the Company upon a change in control.

Severance Policy

The Company has an officer severance policy that applies to corporate officers who are involuntarily terminated without cause (or who resign at the request of the Company) in a non-change of control situation. The policy was designed to provide consistent and fair treatment of these departing officers. Receipt of payments under the severance policy is also conditioned upon the officer’s agreement to certain restrictive covenants and a general release of claims against the Company. The Company provides for the following under its officer severance policy:

Officer Position	Severance Amount	Severance Period	Other Benefits

Chief Executive Officer President Executive Vice President Senior Vice President	1.5 x the sum of: • Base Salary • The lower of average actual bonus paid or target bonus for the three calendar years prior to date of employment termination	18 months

Lump sum payment for the continuation of Medical/Dental/Vision Benefits during severance period

Up to six months of outplacement services

Tax preparation and financial counseling services during severance period

[4]

In 2018, the Board approved a revised form of the CIC Agreement for new executives first employed by the Company following the Fall of 2018 which includes Messrs. Pesicka, Long and Jochims. The terms of this revised form of agreement is described in this section. For Mr. Lowery, who entered into a CIC Agreement prior to the Fall of 2018, the cash severance benefit would equal a lump sum payment equal to 2.99 times the sum of his annual base salary as of the date of termination or change in control (whichever is greater) plus his average bonus for the three years preceding the date of termination or change in control (whichever is greater).

Owens & Minor, Inc.    ●    2021 Proxy Statement            45

Executive Compensation

The severance policy does not address the disposition of outstanding stock awards upon involuntary termination without cause. That is addressed under the applicable equity award agreement. In general, upon an involuntary termination without cause (or resignation at the request of the Company), a pro rata portion of the officer’s restricted stock awards and earned performance share awards (as applicable) vests at the date of employment termination based on the number of months worked during the applicable vesting and/or performance period.

Potential Payments Upon Termination or Change in Control

The following table reflects the estimated potential compensation payable to each of the NEOs under the Company’s compensation and benefit plans and arrangements in the event of termination of such executive’s employment under various scenarios, including voluntary termination without cause, voluntary termination or involuntary termination with cause, termination following a change in control and termination due to disability or death. Except as otherwise stated in footnote (6) to the table below, the amounts shown are estimates of the amounts that would be paid out to the executives upon termination of their employment assuming that such termination was effective December 31, 2020.

Name	Cash Severance Payment ($)	Continuation of Medical / Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards(5) ($)	Parachute Excise Tax Impact(6) ($)	Total Termination Benefits ($)

Edward A. Pesicka, President & Chief Executive Officer(1)

• Involuntary Termination Without Cause(2)	$2,508,000	$37,784	$9,026,662	—	$11,572,446

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(3)	4,104,001	20,378	42,776,437	—	46,900,816

• Disability(4)	3,652,801	—	17,797,441	—	21,450,242

• Death(4)	—	—	35,647,031	—	35,647,031

Andrew G. Long, Executive Vice President & Chief Financial Officer(1)

• Involuntary Termination Without Cause(2)	$843,281	$25,022	$939,946	—	$1,808,249

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(3)	1,800,000	26,363	4,205,258	—	6,031,621

• Disability(4)	685,000	—	1,219,256	—	1,904,256

• Death(4)	—	—	3,504,382	—	3,504,382

Jeffrey T. Jochims Executive Vice President, Chief Operating Officer & President, Medical Distribution(1)

• Involuntary Termination Without Cause(2)	$1,284,431	$20,580	$1,233,632	—	$2,538,643

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(3)	1,962,979	20,440	4,653,010	—	6,636,431

• Disability(4)	1,144,168	—	1,552,846	—	2,697,014

• Death(4)	—	—	3,877,509	—	3,877,509

Christopher M. Lowery, President Global Products

• Involuntary Termination Without Cause(2)	$1,335,547	$20,580	$1,924,330	—	$3,280,457

• Voluntary Termination or Involuntary Termination With Cause	—	—	—	—	—

• Involuntary or Good Reason Termination after Change In Control(3)	2,662,190	20,440	8,167,455	—	10,850,085

• Disability(4)	982,082	—	3,998,482	—	4,980,564

• Death(4)	—	—	6,806,213	—	6,806,213

46            Owens & Minor, Inc.    ●    2021 Proxy Statement

Executive Compensation

(1)

The amounts shown in the table do not include accrued salary and vacation payable through the date of the executive’s employment termination or the distribution of any balances under the Executive Deferred Compensation Plan or the Company’s 401(k) Plan.

(2)	See the discussion of the Company’s severance policy below for information on benefits payable to the NEOs upon involuntary termination without cause.

(3)	See the discussion of the Company’s CIC Agreements on page 44 for information on benefits payable to the NEOs upon a change in control.

(4)

A termination of employment due to death or disability entitles the NEOs to benefits under the Company’s life insurance or disability plan, as applicable, available to salaried teammates generally. In addition and also as applicable to salaried teammates generally who receive grants of stock options and restricted stock, upon termination of employment due to death, all stock options and shares of restricted stock immediately vest; and, upon termination of employment due to disability, unvested stock options are forfeited and shares of restricted stock vest on a pro rata basis. In addition, upon death, officers are entitled to receive performance shares that are actually earned based on achievement of performance conditions and, upon disability, a pro rata portion of any such shares earned relative to time worked during the performance period.

(5)

The amounts in this column represent the estimated benefit to the NEO due to accelerated vesting of equity awards and are calculated based on the number of shares subject to accelerated vesting multiplied by $27.05, the closing price of the Company’s Common Stock on December 31, 2020. Any performance shares that vest are valued based upon assumed performance at the target level.

(6)

If executive would be better off on an after-tax basis, the parachute payment will be reduced to a level equal to the 280G safe harbor per the provisions of each executive’s change in control agreement.

Recoupment Policy

In an effort to mitigate any imprudent risk-taking behavior associated with incentive compensation, the Company has a policy that permits the recoupment of performance-based cash and equity compensation paid to executive officers. This compensation is recoverable from an executive officer if:

(i)	The payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company’s financial statements;

(ii)	The Board (or its designated Compensation Committee) determines that the executive engaged in misconduct that caused or substantially caused the need for the restatement; and

(iii)	A lower payment would have been made to the executive officer based upon the restated financial results.

If the foregoing conditions are met, as determined by the Board (or its designated committee), the Company, under terms of the applicable program or award agreements, will recover from the executive officer the amount by which his or her performance-based compensation for the relevant period exceeded the amount (if any) that would have been paid based on the restated financial results. The Board (or its designated committee) may take such further action as it deems necessary or appropriate to remedy the misconduct and prevent its recurrence. The recoupment policy currently will not apply to performance-based compensation after the second anniversary of the date on which such compensation was paid. We continue to monitor additional requirements that may be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002 and that would lead to modification of this policy to the extent required by the Dodd-Frank Act of 2010 and the related final rules of the SEC.

Hedging, Pledging and Derivatives Trading Prohibition

The Company has policies that prohibit directors, officers and other teammates with access to confidential information of the Company from engaging in certain transactions relating to our common stock, including buying or selling options and short sales. We also prohibit these individuals from hedging the economic risk of ownership of our common stock and holding our stock in a margin account or pledging our stock as collateral for a loan.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. “Covered Employees” include any employee (i) serving as the Chief Executive Officer or the Chief Financial Officer of the Company at any time during the taxable year, (ii) whose total

Owens & Minor, Inc.    ●    2021 Proxy Statement            47

Executive Compensation

compensation is required to be reported to the shareholders of the company by reason of being among the three highest paid officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) for the applicable taxable year, or (iii) any employee who qualified as a “covered employee” for any previous taxable year of the company (or any predecessor) beginning after December 31, 2016. While we prefer to maximize the deductibility of any compensation we pay, we also believe that it is important to preserve flexibility in administering our compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must be deductible in full. Certain of the amounts paid under our compensation and other executive programs will not likely be deductible as the result of Section 162(m). We intend to continue to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders and we understand that certain of our compensation arrangements will not be deductible in full.

48            Owens & Minor, Inc.    ●    2021 Proxy Statement

Proposal 3: Advisory Shareholder Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, shareholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our 2020 executive compensation programs and policies and the compensation paid to our NEOs. Although the vote is non-binding, we value our shareholders’ opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions. At the Company’s 2017 Annual Meeting, the majority of our shareholders voted to advise us to include a say-on-pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on executive compensation every year. This non-binding advisory vote on the frequency of say-on-pay proposals must be held at least once every six years.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success in the intensely competitive global healthcare supply services industry. We seek to accomplish this goal in a manner that rewards performance, is aligned with long-term shareholder interests and is consistent with sound compensation governance principles. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation Overview (which begins on page 25 of this Proxy Statement) are effective in implementing our compensation philosophy and in achieving our long-term goals and that the compensation of our NEOs in 2020 reflects and supports these compensation policies and procedures and reflects our foundational pay for performance principles.

Accordingly, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the rules of the Securities and Exchange Commission, including the Executive Compensation Overview, the accompanying compensation tables and the related narrative disclosure.”

The Board of Directors recommends a vote FOR the foregoing resolution approving, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Owens & Minor, Inc.    ●    2021 Proxy Statement            49

Certain Relationships and Transactions

In accordance with the Audit Committee charter, the Audit Committee shall review and discuss with management and the independent auditor any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company’s financial statements. The Audit Committee charter further provides that the Audit Committee shall review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Regulation S-K Item 404. The Company has not entered into any such related party transactions.

Shareholder Proposals

Under regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2022 Annual Meeting of Shareholders must present such proposal to our Corporate Secretary at the Company’s principal office at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116 not later than November 17, 2021 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement. All shareholder proposals and director nominations must be submitted in accordance with and contain the information required by our Bylaws, which are available as described under “Corporate Governance — Corporate Governance Materials” on page 4 of this Proxy Statement. The Company will determine whether to include properly submitted proposals in the Proxy Statement in accordance with the SEC’s regulations governing the solicitation of proxies.

Our Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election as directors only at an Annual Meeting and if written notice of such shareholder’s intent to make such nomination or nominations has been given to our Corporate Secretary not later than 120 days before the anniversary of the date of the Company’s immediately preceding Annual Meeting. The Corporate Secretary must receive written notice of a shareholder nomination to be acted upon at the 2022 Annual Meeting not later than December 30, 2021. The shareholder’s notice must include the information required by our Bylaws, including but not limited to:

•	the name and address of record of the shareholder intending to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated;

•	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the director candidate;

•	the class and number of shares of Common Stock that are owned by such shareholder and such beneficial owners;

•

a description of all arrangements, understandings or relationships between such shareholder and each director nominee and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by such shareholder;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of the Company;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing;

•	a representation that the shareholder will notify the Company in writing of any changes to certain information provided above (as further specified in the Bylaws);

•

such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the written consent of the nominee to serve as a director if elected.

50            Owens & Minor, Inc.    ●    2021 Proxy Statement

Shareholder Proposals

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain the information required by our Bylaws, including but not limited to:

•	the information described above with respect to the shareholder proposing such business;

•

a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the Annual Meeting and the reasons for conducting such business at the Annual Meeting; and

•	any material interest of such shareholder and such beneficial owner in such business.

The requirements found in our Bylaws are separate from the requirements a shareholder must meet to have a proposal included in the Company’s Proxy Statement under the proxy rules.

Our Bylaws further permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s stock eligible to vote in the election of directors continuously for at least three years, to nominate and include in the Company’s Annual Meeting proxy materials director candidates to comprise generally up to two or 20% of the Board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 1.10 of the Bylaws.

Further Information About Attending the Virtual Annual Meeting

You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to virtually attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/294274694. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to log on using the control number from your proxy card or meeting notice. The control number can be found in the shaded box. The password for the meeting is OMI2021.

If you are a registered shareholder, you do not need to register to attend the Annual Meeting virtually on the Internet. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to attend the meeting. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. You must contact the bank or broker who holds your shares to obtain your legal proxy. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, three business days prior to the meeting date. You will receive a confirmation of your registration by email after we receive your legal proxy. Requests for registration should be directed to us by emailing an image of your legal proxy, to legalproxy@computershare.com.

If you do not have your control number, you may attend as a guest (non-shareholder) but will not have the option to vote your shares or ask questions at the virtual meeting.

The online meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Owens & Minor, Inc.    ●    2021 Proxy Statement            51

Other Matters

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

March 17, 2021

BY ORDER OF THE BOARD OF DIRECTORS

NICHOLAS J. PACE

Executive Vice President, General Counsel &

Corporate Secretary

52            Owens & Minor, Inc.    ●    2021 Proxy Statement

Owens & Minor extends heartfelt thanks to every healthcare worker on the frontlines of the fight against COVID-19. As the industry continues to navigate ongoing pandemic response, we remain extraordinarily grateful for the incredible work of the healthcare community as they consistently go above and beyond for their patients. We're proud to serve our Mission of *Empowering Our Customers To Advance Healthcare™* by ensuring healthcare providers have what they need, when they need it, so that they can continue to provide essential patient care.

CORPORATE OFFICE
804.723.7000
www.owens-minor.com

STREET ADDRESS
9120 Lockwood Boulevard
Mechanicsville, VA 23116

MAILING ADDRESS
Post Office Box 27626
Richmond, VA 23261-7626

Owens & Minor™

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/OMI or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of eight Directors, each for a one-year term and until their respective successors are elected and qualified:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Aster Angagaw	☐	☐	☐	02 - Mark A. Beck	☐	☐	☐	03 - Gwendolyn M. Bingham	☐	☐	☐

04 - Robert J. Henkel	☐	☐	☐	05 - Stephen W. Klemash	☐	☐	☐	06 - Mark F. McGettrick	☐	☐	☐

07 - Edward A. Pesicka	☐	☐	☐	08 - Michael C. Riordan	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2021.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

4.	To transact any other business properly before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

03EPSA

The 2021 Annual Meeting of Shareholders of Owens & Minor, Inc. will be held on

Thursday, April 29, 2021 at 9:00 a.m. Eastern Daylight Time, virtually via the internet at www.meetingcenter.io/294274694.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – OMI2021

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2021 Proxy Statement and the 2020 Annual Report/Form 10-K to Shareholders are available at: www.envisionreports.com/OMI

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Owens & Minor, Inc.

Annual Meeting of Shareholders to be held April 29, 2021

This Proxy is solicited by the Board of Directors of Owens & Minor, Inc.

Mark A. Beck, Edward A. Pesicka and Michael C. Riordan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Owens & Minor, Inc. to be held on April 29, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2-3. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2021 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of eight Directors, each for a one-year term and until their respective successors are elected and qualified:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Aster Angagaw	☐	☐	☐	02 - Mark A. Beck	☐	☐	☐	03 - Gwendolyn M. Bingham	☐	☐	☐

04 - Robert J. Henkel	☐	☐	☐	05 - Stephen W. Klemash	☐	☐	☐	06 - Mark F. McGettrick	☐	☐	☐

07 - Edward A. Pesicka	☐	☐	☐	08 - Michael C. Riordan	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2021.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

4.	To transact any other business properly before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1 U P X

03EPTB

The 2021 Annual Meeting of Shareholders of Owens & Minor, Inc. will be held virtually on Thursday, April 29, 2021 at

9:00 a.m. (EDT). Please refer to the 2021 Proxy Statement for instructions about how to attend the virtual meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2021 Proxy Statement and the 2020 Annual Report/Form 10-K to Shareholders are available at: www.edocumentview.com/OMI

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Owens & Minor, Inc.

Annual Meeting of Shareholders to be held April 29, 2021

This Proxy is solicited by the Board of Directors of Owens & Minor, Inc.

Mark A. Beck, Edward A. Pesicka and Michael C. Riordan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Owens & Minor, Inc. to be held on April 29, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees named in Proposal 1 and “FOR” Proposals 2-3. The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2021 Annual Meeting of Shareholders and any postponements or adjournments thereof.

(Items to be voted appear on reverse side)